UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Schweitzer-Mauduit International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 18, 2022
TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders on Thursday, April 21, 2022 at 11:00 a.m. Eastern Time at the Company’s corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia.
Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.
It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you wish to vote in accordance with the Board’s recommendations, all you need to do is sign and date the card. You may also vote over the Internet prior to the Annual Meeting by following the instructions on the enclosed proxy card.
Please complete and return the proxy card in the enclosed envelope or vote over the Internet prior to the Annual Meeting whether or not you plan to attend the Annual Meeting. If you do attend the meeting and wish to vote in person during the Annual Meeting, you may do so by revoking your proxy at that time.
If you plan to attend the Annual Meeting, please check the proxy card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.
Thank you for your support.
Sincerely,
John D. Rogers
Non-Executive Chairman

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 18, 2022
The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia, on Thursday, April 21, 2022 at 11:00 a.m. Eastern Time for the following purposes:*
1.
To elect the three nominees for director named in the attached proxy statement for terms expiring at the 2025 Annual Meeting of Stockholders;

2.
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022;

3.
To hold a non-binding advisory vote to approve executive compensation; and

4.
To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

We currently are not aware of any other business to be brought before the Annual Meeting.
You may vote all shares that you owned as of March 1, 2022, which is the record date for the Annual Meeting. A majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum at the Annual Meeting for the conduct of business. Your vote is important. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States. You may also vote over the Internet prior to the Annual Meeting by following the instructions on the enclosed proxy card.

*
We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting at a physical location, we will host a virtual-only annual meeting. If we determine to host a virtual-only Annual Meeting, we will announce our decision by press release and posting on our website at www.swmintl.com, as well as through a filing with the Securities and Exchange Commission. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

Sincerely,
Ricardo Nuñez
Executive Vice President, General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 21, 2022. Our Proxy Statement and the Schweitzer-Mauduit International, Inc. 2021 Annual Report on Form 10-K are available online at our Investor Relations website at http://ir.swmintl.com/.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246
PROXY STATEMENT
INTRODUCTION
This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the “Company” or “SWM,” in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and proxy card, together with the 2021 Annual Report to Stockholders, on or about March 18, 2022.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and Where is the Annual Meeting?
The Annual Meeting will be held on April 21, 2022, at 11:00 a.m. Eastern Time, at the Company’s corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia.
What is the Purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of Annual Meeting of Stockholders, including (i) to elect three directors for terms expiring in 2025; (ii) to ratify the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and (iii) to hold a non-binding advisory vote to approve executive compensation.
We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.
Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies to obtain a quorum. Any adjournment may be made from time to time by the chairman of the Annual Meeting.
Who May Attend the Annual Meeting?
All stockholders of record at the close of business on March 1, 2022, the record date for the Annual Meeting, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to promptly complete and return the attached proxy card by mail or vote over the Internet to ensure your vote is counted, you may also attend the Annual Meeting and vote your shares in person.
What Constitutes a Quorum for Purposes of the Annual Meeting?
A quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
Who is Entitled to Vote at the Annual Meeting?
Each stockholder of record at the close of business on March 1, 2022, the record date for the Annual Meeting, will be entitled to one vote for each share registered in such stockholder’s name. As of March 1, 2022, there were 31,671,415 shares of Common Stock outstanding.

Participants in the Company’s Retirement Savings Plan (the “Plan”) may vote the number of shares they hold in that plan. The number of shares shown on a participant’s proxy card includes the stock units the participant holds in the Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at investors@swmintl.com.
How May I Vote My Shares?
If you are a stockholder of record and hold your shares in your own name with our transfer agent, American Stock Transfer & Trust Company, you can vote by completing, signing, dating and mailing the enclosed proxy card to American Stock Transfer & Trust Company in the envelope provided. Proxy cards received prior to the Annual Meeting will be voted as instructed. You may also vote over the Internet until 11:59 p.m. Eastern Time the day before the Annual Meeting by following the instructions on the enclosed proxy card or you may vote in person at the Annual Meeting.
If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the Internet or by telephone prior to the Annual Meeting. If your shares are held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote your shares at the Annual Meeting.
If your vote is received before the Annual Meeting, the named proxies will vote your shares as you direct. If you return a validly executed proxy but do not make voting selections, your shares will be voted in accordance with the Board’s recommendations on each proposal, discussed below.
How Does the Board Recommend that I Vote?
The Board unanimously recommends that you vote:
•
FOR the three nominees for election to the Board named in Proposal One — Election of Directors;

•
FOR Proposal Two — Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2022; and

•
FOR Proposal Three — Non-Binding Advisory Vote to Approve Executive Compensation.

What Vote is Required to Approve Each Proposal?
Proposal One — Election of Directors. Directors will be elected by a plurality vote of shares of the Company’s Common Stock as of the record date present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individuals who receive the greatest number of votes cast “FOR” will be elected as directors, up to the maximum number of directors to be chosen at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Votes may be cast in favor of, or withheld from, each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.
Proposal Two — Ratification of the Selection of the Independent Registered Public Accounting Firm. The vote will be decided by the affirmative vote of a majority of shares of the Common Stock as of the record date present in person or represented by proxy and entitled to vote on the subject matter.
Proposal Three — Non-Binding Advisory Vote to Approve Executive Compensation. The vote will be decided by the affirmative vote of a majority of shares of the Common Stock as of the record date present in person or represented by proxy and entitled to vote on the subject matter. This is an advisory vote and is not binding on the Board of Directors. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future decisions regarding executive compensation.

What Happens if I Do Not Vote My Shares?
We encourage you to vote. Voting is an important stockholder right and helps to establish a quorum for the conduct of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” (or “WITHHOLD” for) the proposals. Accordingly, abstentions will have no effect on Proposal One, since only votes “FOR” a director nominee will be considered in determining the outcome. Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote “AGAINST” Proposals Two and Three.
Under the New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal Two is a “routine” matter under NYSE rules and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “FOR” or “AGAINST” the proposal in the absence of your instruction. The other proposals are not considered “routine” matters. Accordingly, if you do not direct your broker how to vote on such proposals, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote,” and although your shares will be considered to be represented by proxy at the Annual Meeting and counted for quorum purposes as discussed above, they are not considered to be shares “entitled to vote” on those proposals and will not be counted as having been voted on the applicable proposals. Therefore, they will not have the effect of a vote for or against (or withheld from) such proposals.
How Can I Revoke My Proxy or Change My Vote?
At any time before it is voted, any proxy may be revoked by the stockholder who granted it by (i) delivering to the Company’s EVP, General Counsel and Secretary at the Company’s principal executive office another signed proxy card or a signed document revoking the earlier proxy or (ii) attending the Annual Meeting and voting in person. You may also change your previously submitted vote by submitting a subsequent vote over the Internet prior to the Annual Meeting. The last vote received prior to the Annual Meeting will be the one counted.
If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may submit new voting instructions by contacting your broker, bank or other nominee. At any time before your previously submitted vote or previously granted proxy is voted, you may change such vote or revoke such proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares.
Who Pays for the Proxy Solicitation?
The Company has engaged the firm of Georgeson LLC, to assist in distributing and soliciting proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of the Company will not receive any additional compensation in connection with such solicitation. The Company will pay the entire cost of the proxy solicitation.
Who Will Count the Vote?
American Stock Transfer & Trust Company has been engaged to tabulate stockholder votes and act as our independent inspector of election for the Annual Meeting.

Who Can Help Answer Any Other Questions I Might Have?
If you have any questions concerning the Annual Meeting or would like additional copies of the Proxy Statement or need help voting your shares of Common Stock, please contact our transfer agent: American Stock Transfer & Trust Company, at help@astfinancial.com or call the Shareholder Services Department at
1 (800) 937-5449 or (718) 921-8124.

STOCK OWNERSHIP
Significant Beneficial Owners
The following table shows the persons known to the Company as of March 1, 2022 to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. In furnishing the information below, the Company has relied solely on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BlackRock Inc.(1) 55 East 52nd Street New York, NY 10055	4,997,401	15.8%	4,928,409	0	4,997,401	0
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	3,593,370	11.4%	0	34,855	3,538,119	55,251
Cooke & Bieler LP(3) 2001 Market Street, Suite 4000 Philadelphia, PA 19103	1,938,302	6.1%	0	1,555,847	0	1,938,302
Allspring Global(4) 525 Market St, 10th Fl San Francisco, CA 94105	1,670,667	5.3%	1,593,971	0	1,670,677	0
Dimensional Fund Advisors LP(5) 6300 Bee Cave Road, Building One Austin, TX 78746	1,609,366	5.1%	1,578,542	0	1,609,366	0

*
Percentages are calculated based on 31,671,415 shares of Common Stock issued and outstanding on March 1, 2022.

(1)
Based solely on information contained in a Schedule 13G/A filed on January 27, 2022 by BlackRock Inc. to report its beneficial ownership of Common Stock.

(2)
Based solely on information contained in a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group, Inc. to report its beneficial ownership of Common Stock.

(3)
Based solely on information contained in a Schedule 13G/A filed on February 11, 2022 by Cooke & Bieler LP to report its beneficial ownership of Common Stock.

(4)
Based solely on information contained in a Schedule 13G filed on January 18, 2022 by Allspring Global Investments Holdings, LLC (“AGIH”), Allspring Global Investments, LLC (“AGI”), and Allspring Funds Management, LLC ("AFM") to report their beneficial ownership of Common Stock. AGIH reported sole voting power with respect to 1,593,971 shares of Common Stock and sole investment power with respect to 1,670,667 shares of Common Stock. AGI reported sole voting power with respect to 258,044 shares of Common Stock and sole investment power with respect to 1,666,441 shares of Common Stock. AFM reported no beneficial ownership of common stock Prior to its sale on November, 1, 2021, AGIH was a subsidiary of Wells Fargo & Company, and prior to that date, its holdings were included on Schedules 13G filed by Wells Fargo & Company, LLC.

(5)
Based solely on information contained in a Schedule 13G/A filed on February 8, 2022 by Dimensional Fund Advisors LP to report its beneficial ownership of Common Stock.

Directors and Executive Officers
To assure that the interests of directors and executive officers are aligned with the Company’s stockholders, the Company requires both directors and key executive officers (including all of the Company’s Named Executive Officers, as described in the section entitled “Executive Compensation — Compensation Discussion & Analysis”) to own minimum amounts of Common Stock within five years of becoming subject to the policy. Either directly or through deferred compensation accounts, each director must hold equity, or equity equivalents, in an amount at least equal in value to five times the value of the directors’ annual Board cash retainer. Each Named Executive Officer must hold vested equity equal to a multiple (from three to five), depending on the position held, of his or her annual base salary. As of the date of this Proxy Statement, all directors and Named Executive Officers have met the guidelines or are within the five year period to be in compliance with these stock ownership guidelines.
The following table sets forth information as of March 1, 2022 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each Named Executive Officer and by all directors and executive officers as a group. In addition to shares of Common Stock they own beneficially, certain directors as of the date of this Proxy Statement have at some point deferred part of their compensation from the Company through a deferred compensation plan for non-employee directors, explained in more detail under “Compensation of Directors” below. Under such plan, each director holds the equivalent of stock units in a deferral account. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.
DIRECTOR AND EXECUTIVE OFFICER BENEFICIAL OWNERSHIP TABLE
Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Number of Deferred Stock Units(1)	Percent of Class(2)
Deborah Borg	0	8,645	*
Mark L. Bye	0	6,072	*
Omar Hoek	58,906(3)	0	*
Jeffrey J. Keenan	50,000	34,320	*
Jeffrey Kramer	236,042(4)	0	*
Marco Levi	12,082	0	*
Ricardo Nuñez	69,766(5)	0	*
Tracey Peacock	13,523(6)	0	*
Kimberly E. Ritrievi	6,000	11,432	*
John D. Rogers	3,004	37,153	*
R. Andrew Wamser, Jr.	103,532(7)	0	*
Anderson D. Warlick	5,218	54,223	*
All directors and executive officers as a group (12 persons)	558,073	151,845	1.8%*

(1)
Represents the equivalent of stock units, including accumulated dividends, held in deferral accounts.

(2)
Percentages are calculated based on 31,671,415 shares of Common Stock issued and outstanding on March 1, 2022, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares of Common Stock outstanding.

(3)
Includes 3,500 shares of restricted stock that will vested in January 2022; 7,658 shares of restricted stock that vested in February 2022; 8,137 shares of restricted stock that will vest in February 2023; 3,500 shares of restricted stock that will vest in January 2024; 2,894 shares of restricted stock that will vest in February 2024; and 32,000 shares of restricted stock that will vest in January 2025. .

(4)
Includes 105,937 shares of restricted stock that vested in February 2022; 57,928 shares of restricted stock that will vest in February 2023; 19,155 shares of restricted stock that will vest in February 2024; 10,000 shares held jointly with Dr. Kramer’s wife; and 75 shares that are held indirectly by Dr. Kramer’s son.

(5)
Includes 17,229 shares of restricted stock that vested in February 2022; 5,000 shares of restricted stock that will vest in January 2023; 9,045 shares of restricted stock that will vest in February 2023; 2,853 shares of restricted stock that will vest in February 2024; and 25,000 shares of restricted stock that will vest in January 2025.

(6)
Includes 1,432 shares of restricted stock that vested in February 2022; 4,515 shares of restricted stock that will vest in February 2023; 2,500 shares of restricted stock that will vest in May 2023; 3,083 shares of restricted stock that will vest in February 2023; and 2,500 shares of restricted stock that will vest in May 2025.

(7)
Includes 29,669 shares of restricted stock that vested in February 2022; 5,000 shares of restricted stock that will vest in January 2023; and 13,856 shares of restricted stock that will vest in February 2023; 4,434 shares of restricted stock that will vest in February 2024; and 40,000 shares of restricted stock that will vest in January 2025.

Hedging and Pledging Policy
The Company’s insider trading policy prohibits directors and key executives (including all Named Executive Officers) from directly or indirectly hedging or pledging any of the Company’s equity securities. No shares listed in the table above are pledged as security.
Hedging is defined in the policy to include any instrument or transaction, including put options and forward-sale contracts, through which such director or key executive would offset or reduce exposure to the risk of price fluctuations in the Company’s stock. In addition, the Company strongly discourages all other employees from engaging in similar arrangements with respect to Company stock, and any employee who wishes to enter into such an arrangement must seek prior approval from our General Counsel.
The policy also generally prohibits all officers, directors and employees of the Company (and its subsidiaries, independent contractors or consultants) from, among other things, engaging in short sales or transactions in publicly traded options, puts, calls or other derivative securities based on the Company’s equity securities on an exchange or any other organized market.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
Based solely on a review of copies of such reports filed with the SEC and written representations from the Company’s directors and executives that no other reports were required, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with the reporting requirements of Section 16(a) applicable to them since January 1, 2021, other than one Form 4 for Mr. Nuñez to report a share disposition transaction to satisfy tax withholding obligations.

PROPOSAL ONE
ELECTION OF DIRECTORS
Overview of Our Nominees and Continuing Directors
Board Structure
The Company’s By-Laws provide that the number of directors on its Board shall be fixed by resolution of the Board from time to time and, until otherwise determined, shall not be less than six nor more than twelve. The Board presently has eight members. The Board is divided into three classes of directors of the same or nearly the same number. The table below shows the allocation of our directors and nominees across the three classes:
Class I – Current Term Ending at 2023 Annual Meeting	Class II – Current Term Ending at 2024 Annual Meeting	Class III – Nominees for Election at 2022 Annual Meeting
Jeffrey J. Keenan	John D. Rogers, PhD	Deborah Borg
Marco Levi	Kimberly E. Ritrievi, ScD	Jeffrey Kramer, PhD
Mark L. Bye		Anderson D. Warlick
Board Succession Planning
The Board, through its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory challenges as well as the current performance of the incumbent directors. The Nominating & Governance Committee expects to continue to seek director candidates to replace current directors as they retire.
The By-Laws of the Company provide that a director is not eligible for election or re-election after his or her 72nd birthday but allows the Board to make an exception to this policy when it believes that nomination is in the best interests of the Company’s stockholders.
Nominees for Director
Upon recommendation of the Nominating & Governance Committee, the Board has nominated Ms. Deborah Borg, Dr. Jeffrey Kramer and Mr. Anderson D. Warlick for election to the Board as Class III directors to serve a three-year term ending at the 2025 Annual Meeting of Stockholders. If elected by our stockholders, Ms. Borg, Dr. Kramer and Mr. Warlick will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Ms. Borg, Dr. Kramer and Mr. Warlick are current members of the Board.
The Board has determined that Ms. Borg and Mr. Warlick are independent pursuant to the independence standards of the SEC, the NYSE and the Company. Dr. Kramer is the Company’s Chief Executive Officer and is not independent. Each nominee for director has consented to serve if elected. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board. Proxies can only be voted for the number of persons named as nominees in this Proxy Statement.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election to the Board of each of the three nominees for director.

Background Information on Nominees and Continuing Directors
The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past five years and certain other biographical information are set forth on the following pages.
Nominees for Election to the Board of Directors
Name	Age	Director Since	Business Experience and Directorships
Deborah Borg	45	2019
Chief HR and Communications Officer of Bunge Limited, an agribusiness and food company, 2016 – Present
President, Dow USA of Dow Chemical, 2014 – 2015
Various leadership roles at Dow Chemical, 2000 – 2014

Jeffrey Kramer, PhD	62	2017
Chief Executive Officer of the Company, since April 2017
Vice President, Lubricants of Brenntag AG, 2015 – 2017
President and Chief Executive Officer of J.A.M. Distributing, 2013 – 2015
Various executive leadership roles at Air Products and Chemicals, Inc., 1987 – 2012
Director of Myers Industries, Inc. since February 2021

Anderson D. Warlick	64	2009	Chairman and Chief Executive Officer of Parkdale, Inc., a textile and consumer products company, and its subsidiaries, since 2000
Members of Board of Directors Continuing in Office
Name	Age	Director Since	Business Experience and Directorships
Mark L. Bye	65	2020	Executive Advisor of Morgan Stanley, a global financial institution, since November 2020, previously Managing Director of Morgan Stanley since 2008 Chairman of Bye Group LLC, since 2006
Jeffrey J. Keenan	64	2016
Senior Advisor of Roark Capital Group, a private equity firm, 2015 – February 2020
President and Chief Compliance Officer of Roark Capital Group, 2006 – 2015
Co-Founder and Chairman of IESI Corporation, 1996 – 2005

Name	Age	Director Since	Business Experience and Directorships
Marco Levi	62	2017
Chief Executive Officer, Ferroglobe PLC, a mining and metals company, since January 2020
Chief Executive Officer, Thermission AG, a metals finisher, January 2019 – December 2019
President and Chief Executive Officer, Ahlstrom Corporation, a manufacturer of fiber-based products, 2014 – 2016
Senior Vice President and Business President of Emulsion Polymers, Styron Corporation, 2010 – 2014
Global Business Unit Director, Elastomers- Synthetic Rubber-Specialty Packaging-Plastic Additives, The Dow Chemical Company, 2006 – 2009
Director of Ferroglobe PLC since 2020

Kimberly E. Ritrievi, ScD	63	2018	President, The Ritrievi Group, LLC, a private investment firm, since 2005 Various leadership roles at Goldman Sachs & Co., 1997 – 2004 Director of Tetra Tech, Inc., since 2013
John D. Rogers, PhD	60	2009
President, Chief Executive Officer and Director of CFA Institute, an association of investment professionals, 2009 – 2014
Founding Partner & Principal of Jade River Capital Management, LLC, 2007 – 2008
President and Chief Executive Officer, Invesco Institutional N.A., Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc, 2003 – 2006

Director Biographies and Qualifications for Service on the Company’s Board
Summary of Skills and Experience of Director Nominees and Directors
Our directors and director nominees bring a diversity of expertise, experience, and skills to the Board. The following director skills matrix highlights the balanced mix of skills and experience that are most relevant to our Company. Further information on each individual director is set forth below in the director biographies.

Skills and Experience	D. Borg	M. Bye	J. Keenan	J. Kramer	M. Levi	K. Ritrievi	J. Rogers	A. Warlick
Executive Leadership	X	X	X	X	X	X	X	X
Other Public Board Service			X	X	X	X	X
Accounting/Financial Reporting			X	X		X	X
Finance and Capital Management		X	X	X		X	X	X
Mergers & Acquisitions	X	X	X	X	X	X	X	X
Industry Experience	X	X	X	X	X	X
International Experience	X	X	X	X	X		X	X
Business Development & Growth	X	X	X	X	X	X	X	X
Brand and Marketing				X	X		X	X
Corporate Governance/Legal	X		X	X	X		X
Enterprise Risk Management/IT			X	X		X	X	X
Human Capital Management	X	X				X
Deborah Borg
Ms. Borg has over twenty years of experience with human capital management, including her most recent position as the Chief HR and Communications Officer of Bunge Limited, an agribusiness and food company. She has been serving in this role since January 2016. Ms. Borg has also held various human resources and leadership positions at Dow Chemical Company (“Dow Chemical”), a multinational chemical corporation, from 2000 through 2015, including President Dow Chemical USA from 2014 to 2015, where she was responsible for regional business results and strategy, and external relationships with customers, government organizations and joint venture partners. While at Dow Chemical, Ms. Borg also served as Global HR Director, Marketing and Sales, and led the Human Capital Planning and Development function for Dow focusing on culture, mergers and acquisitions integration, talent acquisition, retention, diversity and development. Prior to joining Dow Chemical, Ms. Borg served in human resources and talent development roles with General Motors Australia. Ms. Borg brings to the Board extensive experience with proactive workforce planning, culture, and assessing, identifying and developing senior talent. Ms. Borg serves on the Compensation Committee of the Board.
Mark L. Bye
Mr. Bye is a recognized global business leader currently serving as an Executive Advisor to Morgan Stanley. Mr. Bye previously served as a Managing Director and a partner in the Global Private Equity and Energy Capital Funds of Morgan Stanley for 12 years. He is also active, through his company the Bye Group LLC, in numerous technology driven start-ups. He joined Morgan Stanley Private Equity in 2008 in London, assuming leadership responsibilities for the European investment team and globally for the industrials, basic materials, and energy sectors. He continues to chair multiple portfolio company boards. Prior to joining Morgan Stanley, Mr. Bye was the CEO of DyStar, GmbH, a private equity owned Frankfurt based specialty chemicals company. Before DyStar, he spent more than 20 years at Air Products and Chemicals, a publicly traded company, where he held a number of senior positions including chief executive of numerous global chemicals, energy, and equipment businesses, President of Air Products Asia, and ultimately, Group Executive of the $7 billion global Gases & Equipment Group. Prior to Air Products, Mr. Bye held management positions at Union Carbide Corporation and Energy Investment, a Boston based energy-consulting firm. His professional and personal passion has been focused on developing and executing value creation strategies for technology and innovation-based businesses, primarily in the industrial and energy sector. During his 35+ year career, he has successfully led and delivered profitable growth for a diverse set of enterprises with strategies spanning the gamut from innovation-based organic growth, mergers and acquisitions, and geographic expansion to extensive operational restructurings. He has particular expertise in enterprise strategy, building and structuring executive teams, allocation of resources, human capital development and mergers and acquisitions. Mr. Bye has lived and worked in six countries and has a deep understanding of international business dynamics, cultures, and practices. Mr. Bye serves on the Company’s Audit Committee and is one of the Committee’s financial experts and serves on the Nominating & Governance Committee.
Jeffrey J. Keenan
Mr. Keenan is the former President, Chief Operating Officer and Chief Compliance Officer of Roark Capital Group, a private equity fund with more than $30 billion of capital under management, most recently holding the position of senior advisor from 2015 to February 2020. While at Roark Capital Group, he led the firm’s investments in environmental services companies, including Waste Pro, GFL Environmental, Solterra Recycling and Qualawash. His prior experience includes senior leadership and board roles in over 25 portfolio companies, and senior leadership roles at AEA Investors and Oak Hill Capital. In addition to his diverse experience and private equity background, Mr. Keenan was also a founder and executive chairman of IESI Corporation from 1996 to 2005. IESI Corporation was sold in 2005 for more than $1 billion after completing more than 160 environmental services acquisitions including collection companies, transfer stations and landfills. Mr. Keenan currently serves as a director and investor in Live Oak Environmental Services, and EcoSouth Services, both environmental services companies. Mr. Keenan has broad-based business skills that add value to the Board’s oversight of the Company, including strategic planning, financial and U.S. and international tax expertise as well as deep experience in multiple industries. Mr. Keenan serves on the Company’s Audit Committee and is one of the Audit Committee’s financial experts. He also serves as the Chairman of the Nominating & Governance Committee.
Jeffrey Kramer, PhD
Dr. Kramer has served as the Company’s Chief Executive Officer since April 21, 2017. Prior to joining the Company, Dr. Kramer was Vice President, Lubricants at Brenntag AG, a German-based company that is one of the world’s largest distributors of chemicals, from January 2016 to April 2017. From January 2013 to December 2015, he was the president and chief executive officer of J.A.M. Distributing, which was acquired by Brenntag AG in December 2015. Previously, Dr. Kramer had a career of over 25 years at Air Products and Chemicals, Inc., during which time he leveraged his technical and commercial expertise and moved through a succession of technical, corporate development and executive leadership roles both domestically and internationally. As a result of his prior service with Brenntag AG and Air Products and Chemicals, Dr. Kramer brings to the Board extensive experience in management and operations of multinational companies. Dr. Kramer’s experience as the Chief Executive Officer of the Company provides an in-depth understanding of the Company’s operations and complexity and adds a valuable perspective for Board decision-making. Since February 2021, Dr. Kramer has also serves as a director of Myers Industries, Inc. and is a member of their Compensation Committee.
Marco Levi
Mr. Levi has over thirty years of experience in the chemicals, plastics and specialty paper and composites industries. His record of successfully running global materials technology businesses brings a proven leadership to the Board. He is currently chief executive officer of Ferroglobe PLC, a world leader in mines and metals and recently served as the chief executive officer of Thermission AG, a pioneer in the field of zinc thermal diffusion to coat and finish industrial commercial materials. As the former president and chief executive officer of Ahlstrom Corporation, a global high-performance fiber company, Mr. Levi understands the principles that create stockholder value and has successfully navigated many of the strategic challenges facing a publicly traded company. Prior to his service with Ahlstrom Corporation, Mr. Levi was the senior vice president and business president of Emulsion Polymers, Styron Corporation, a global chemical materials solutions provider. There, he led the Emulsion Polymers business through a successful initial public offering and was integral in overseeing core business functions including manufacturing, supply chain marketing, sales and research and development. Since 2020, Mr. Levi has also served as a director of Ferroglobe PLC. Mr. Levi serves as a member of the Nominating & Governance and Compensation Committees.
Kimberly E. Ritrievi, ScD
Dr. Ritrievi has over thirty years of collective experience in the capital markets and specialty chemicals industries. She is currently President at The Ritrievi Group, LLC, a private investment firm (2018 to present), and was previously a boutique consultancy firm focused on equity value creation for public and private companies (2005 – 2016). Prior to forming The Ritrievi Group, LLC in 2005, she served in numerous positions of leadership at Goldman Sachs & Co., including as Co-Head of Investment Research for the U.S., Canada, Latin & South America from 2001 to 2004. Dr. Ritrievi has also served in numerous other positions, including as a Process Development Engineer at ARCO Chemical.
Since 2013, Dr. Ritrievi has served as a director of Tetra Tech, Inc., where she serves on the Audit Committee and as the Chair of the Strategic Planning and Enterprise Risk Committee. Dr. Ritrievi is also an advisory Board member for Intrinio Fintech Marketplace. Dr. Ritrievi’s financial markets career has given her significant experience in identifying and creating stockholder value by applying short- and long-term time horizons and assessing strategy, capital allocation, business mix, competitive position and execution capabilities. In addition, Dr. Ritrievi has experience in the specialty chemical industry that provides her with insight into the Company’s key products and customers. Dr. Ritrievi contributes these skills on the Board as the Chair of the Audit Committee and serves as one of the Audit Committee’s financial experts. She also serves as a member of the Compensation Committee.
John D. Rogers, PhD
Dr. Rogers has extensive experience with large investment fund management firms, ranging from chief investment officer to president and chief executive officer. He served as president and chief executive officer of the CFA Institute, the world’s leading association of investment professionals, for four and a half years until June 2014. Dr. Rogers has also served as a director and member of the audit, remuneration and nominations and governance committees of OM Asset Management plc., a global investment management firm. In addition, he has served for fourteen years on the boards of NYSE-listed firms and as a director of multiple non-profit organizations. His chief executive officer experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. Dr. Rogers is a CFA charterholder. His perspective enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders. Dr. Rogers is the Non-Executive Chairman of the Board, and previously served as the Company’s Lead Non-Management Director. He serves on the Audit Committee and is one of the Audit Committee’s financial experts and previously served as the Chair of the Audit Committee.
Anderson D. Warlick
As the chairman and chief executive officer of Parkdale, Inc., a privately held textile and consumer products company that utilizes domestic and foreign manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.
Mr. Warlick currently serves on the boards of three private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and a member of the audit committee. The experience he acquired in these roles contributes to his service as Chair of the Company’s Compensation Committee and a member of the Nominating & Governance Committee, and previously as Lead Non-Management Director.

Nomination of Directors
Directors may be nominated by the Board or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of independent directors, identifies potential candidates and reviews all proposed nominees for the Board, including those proposed by stockholders. The Nominating & Governance Committee selects individuals as director nominees who have the highest personal and professional integrity and whose background and skills will enhance the Board’s ability to serve the long-term interests of the Company’s stockholders. The candidate review process includes an assessment of the person’s judgment, experience, financial expertise, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board and the Company. In seeking director candidates, the Nominating & Governance Committee uses a director candidate qualification matrix that compares the skills, experience, and competencies of existing directors, directors that are expected to retire in the near-term and the anticipated future strategic and operational strategies and development needs of the Company in order to identify skills, experience and/or competencies that may otherwise be absent from the Board’s future composition. It also uses its and the Board’s professional contact networks and/or director search firms to identify and recommend to the Board suitable director candidates.
The Nominating & Governance Committee selects qualified candidates consistent with criteria approved by the Board and presents them to the full Board, which decides whether to nominate the candidate for election to the Board. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, at the Company’s expense, as it deems necessary and appropriate to assist it in the execution of its duties. The Nominating & Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates other candidates. A further discussion of the process for stockholder nominations and recommendations of director candidates is found under the caption “How Stockholders May Nominate or Recommend Director Candidates.”
Board Diversity
The Nominating & Governance Committee, with input from the Board, considers a wide range of factors in determining the desired experiences and qualifications for director candidates and then seeks candidates that best meet those criteria. The Company does not have a formal policy concerning the diversity of its directors, however, the diversity of the Board is a consideration in evaluating candidates for the Board.
How Stockholders May Nominate or Recommend Director Candidates
Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors by complying with the procedures set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s EVP, General Counsel and Secretary. The notice of intent to nominate a candidate for the Board must satisfy the requirements described in the By-Laws and be received by the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary date of the preceding year’s annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
Stockholders may recommend a director candidate for consideration by the Nominating & Governance Committee by notifying the Company’s EVP, General Counsel and Secretary in writing at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. The information that must be included in the notice and the procedures that must be followed (including the timeframe for submission) by a stockholder wishing to recommend a director candidate for the Nominating & Governance Committee’s consideration are the same as would be required under the By-Laws if the stockholder wished to nominate that candidate directly.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
Overview
This Compensation Discussion & Analysis provides an overview of the Company’s 2021 executive compensation program and executive compensation philosophies and objectives.
For 2021, the Company’s Named Executive Officers were:
Name	Position
Jeffrey Kramer, PhD	Chief Executive Officer
R. Andrew Wamser, Jr.	Executive Vice President, Finance and Chief Financial Officer
Omar Hoek	Executive Vice President, Engineered Paper
Ricardo Nuñez	Executive Vice President, General Counsel and Secretary
Tracey Peacock(1)	Executive Vice President, Advanced Materials & Structures

(1)
Ms. Peacock commenced employment with the Company, effective April 12, 2021.

Executive Summary
Unprecedented challenges from the global supply chain, combined with strong positive strategic moves for growth made 2021 an interesting year for SWM. Our product portfolio expanded with our acquisition of Scapa Plc in April and saw strong demand across our segments. Our combined portfolio saw increased value for our customers, resulting in strong order flow. Offsetting these positives, our business, like many companies, faced sharp input cost increases and supply chain challenges. Our team worked tirelessly to address these challenges with a focus on serving our clients and preserving relationships for both short-term and long-term success. While the impacts of COVID-19 continued to impact our global operations, our experience with COVID-19 during our prior year helped us remain agile and flexible, adjusting as needed to continue to supply our global customers.
From an overall performance perspective, the gaps in raw material availability, staffing shortages at selected sites from both labor shortages and Covid impacts, and continuously surging pricing were significant challenges to overcome, impacting our 2021 adjusted earnings per share, net sales and operating profit, the metrics used for calculating performance under the Company’s 2021 annual incentive program, and adjusted EBITDA, the metric used for calculating performance under the Company’s 2021 performance share awards. The Company’s performance goals were set in February 2021, prior to the time when we could have anticipated or known of the significant impacts of the supply chain challenges and the continuing COVID-19 pandemic. As a result and as described in more detail below, the Committee has given consideration to these unprecedented events to recognize the exceptional performance achieved during 2021 despite the associated challenges and to reward operating decisions that were made in order to serve and retain our customers both short term and long term, all while continuing to protect our employees.
Executive Compensation Philosophy
The Compensation Committee of the Board (the “Committee”), which is responsible for overseeing the Company’s executive compensation program, believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding achievement of short-term performance goals informed by the Company’s strategy. To align the Company’s executive compensation program with the Committee’s compensation philosophy, the Committee has adopted the following objectives and guiding principles:

Objectives
•
Pay-for-performance

•
Align performance goals and executive compensation with stockholder interests

•
Total target compensation set within a range of market median value for like skills and responsibilities to attract, retain and motivate executive officers

Guiding Principles
•
Allocate a significant portion of total target compensation to incentive-based compensation opportunities

•
Set incentive plan objectives that the Committee believes contribute to increased stockholder value

•
Award a significant portion of total compensation opportunity in the form of equity

•
Utilize an annual competitive compensation study to guide decisions regarding total and individual compensation components and values

•
Require executive officers to acquire and hold a significant equity interest in the Company within five years after joining the Company

2021 “Say on Pay”: Advisory Votes on Executive Compensation and Stockholder Engagement
In 2021, in a non-binding advisory vote, the Board asked the Company’s stockholders to indicate whether they approved the Company’s compensation program for the Company’s Named Executive Officers, as disclosed in the 2021 proxy statement (“say on pay”). At the 2021 Annual Meeting of Stockholders, stockholders approved the compensation program for the Company’s Named Executive Officers with approximately 96% of the votes cast in favor of the say on pay proposal.
The Committee’s review of the Company’s executive compensation program considers whether the program serves the interests of stockholders. The Committee values continuing and constructive feedback from our stockholders on compensation and management and the Committee make themselves available to stockholders to have a continuing dialogue with our stockholders in order to better understand their opinions regarding our executive compensation program. The Committee will continue to monitor our executive compensation program and, as it deems appropriate, engage with our stockholders and take into account stockholder input. Stockholders are invited to express their views or concerns directly to the Committee or the Board in the manner described below under “Communicating with the Board.”
Chief Executive Officer Compensation
In 2021, the Committee increased Dr. Kramer’s base salary to $850,000 (from $800,000 in 2020) in order to further align his compensation with the compensation peer group and recognize his continued leadership, while Dr. Kramer’s 2021 target annual incentive opportunity (as a percentage of base salary) remained at 100%, which was unchanged from the level established when he joined the Company in 2017.
In February 2021, the Committee granted Dr. Kramer a long-term incentive award opportunity for the 2021-2022 performance period under the Company’s 2015 Long Term Incentive Plan (the “2015 LTIP”). The grant value was allocated 65% to performance shares and 35% to service-based restricted stock. The Committee determined that it was desirable for a higher percentage of Dr. Kramer’s compensation to be equity-based and “at-risk” and, accordingly, elected to deliver the majority of his 2021 compensation increases in the form of increased target LTIP opportunity (2021 target LTIP opportunity, as a percentage of base salary, was 340% compared to 300% in 2020). In determining the increase, the Committee noted that Dr. Kramer’s target total direct compensation was below the competitive market as reported by Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent compensation consultant, and concluded that the increase was appropriate and prudent in order to further align Dr. Kramer’s target total direct compensation with the competitive median and the Committee’s compensation philosophy. The

Committee weighted the majority of Dr. Kramer’s 2021 compensation toward performance-based and at-risk pay over fixed pay in order to link a significant portion of Dr. Kramer’s compensation with the Company’s performance.
Key Compensation Policies and Practices
We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.
What We Do:
✓	Pay-for-performance. A significant portion of the Named Executive Officers’ compensation is delivered in the form of variable compensation that is connected to actual performance. For 2021, variable compensation comprised approximately 81.5% of the targeted annual direct compensation for Dr. Kramer and, on average, 63% of the targeted annual direct compensation for the other Named Executive Officers, in each case, excluding the new hire compensation granted to Ms. Peacock in connection with her commencement of employment with the Company.
✓	Linkage between quantitative performance measures and operating objectives. Performance measures for incentive compensation are linked to operating objectives informed by our business strategy and designed to create long-term stockholder value.
✓	“Double trigger” in the event of a change-in-control. For all of our Named Executive Officers, in the event of a change-in-control, equity awards will accelerate upon a “double trigger” — meaning that both a change in control and qualifying termination of employment must occur for automatic acceleration.
✓	Independent compensation consultant. The Committee retains its own compensation consultant to review the Company’s executive compensation program and practices.
✓	Stock ownership guidelines. The Company’s Chief Executive Officer is required to hold stock equal to a multiple of five times his base salary, and each of the Company’s other Named Executive Officers is required to hold stock equal to a multiple of three times his or her base salary.
✓	Annual risk assessment. Based on our annual risk assessment, we have concluded that our compensation program does not present a risk that is reasonably likely to have a material adverse effect on the Company.
✓	Annual peer group review. The Committee, with the assistance of its independent compensation consultant, annually reviews the composition of the peer group used to evaluate and assess the Company’s executive compensation program and makes adjustments to the composition of the group as it deems appropriate.
✓	Multi-year performance period. Performance share awards are subject to two-year performance periods (followed by an additional year of vesting after performance is certified to facilitate retention and align with market practices).
✓	TSR modifier. Performance share awards are subject to a +/- 15% vesting modifier based on the Company’s relative TSR performance over a two-year performance period.
✓	Clawback policy. The Committee has adopted a compensation clawback policy allowing the Company to recover incentive compensation paid to certain officers (including the Named Executive Officers) in the event of certain financial statement restatements.
What We Don’t Do:
×	No change-in-control tax gross-ups.
×	The Company does not re-price stock options or buy-back equity grants.
×	The Company does not allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.

Elements of the 2021 Executive Compensation Program
The graphic below summarizes the material elements of the Company’s 2021 executive compensation program for the Company’s Named Executive Officers. The Committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.
Annual Pay Element
	Salary	Annual Incentives	Service-Based Restricted Stock	Performance Shares
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash		Equity
Why We Pay	Establish a pay foundation at competitive levels to attract and retain talented executives
Motivate and reward executives for performance related to key financial performance metrics
Hold executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals

Align the interests of executives with those of the Company’s stockholders by subjecting payout to fluctuations in the Company’s stock price performance
Competitive with market practices in order to attract and retain top executive talent

Align the interests of executives with those of the Company’s stockholders by focusing the executives on the Company’s financial performance over the performance period and further subjecting payout to fluctuations in the Company’s stock price performance
Competitive with market practices in order to attract and retain top executive talent

Performance or Vesting Period	1 year	1 year	2 years (service)	2 years (performance) plus 1 year (service)
How Target and Payout Are Determined	Committee determines amounts and considers Chief Executive Officer recommendations for other Named Executive Officers Factors considered include individual and Company performance,	Committee determines target amounts and considers Chief Executive Officer recommendations for other Named Executive Officers Factors considered include individual and Company performance,	Committee determines target amounts and considers Chief Executive Officer recommendations for other Named Executive Officers Factors considered include individual and Company performance,	Committee determines target amounts and considers Chief Executive Officer recommendations for other Named Executive Officers Factors considered include individual and Company performance,

Annual Pay Element
	Salary	Annual Incentives	Service-Based Restricted Stock	Performance Shares
compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant
Committee determines performance objectives and evaluates performance against objectives compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant
Committee determines performance objectives and evaluates performance against objectives

Performance Measures	Individual	Adjusted earnings per share, net sales, operating profit	Change in Company stock price	Adjusted EBITDA, Company stock price and a relative TSR performance modifier
A significant percentage of the Named Executive Officers’ total target compensation was performance-based, delivered in the forms of annual cash incentive awards and performance shares. The Committee believes that annual cash incentives and performance shares reward achievement of key drivers of stockholder value measurements, including earnings per share, EBITDA, net sales, operating profit and total shareholder return.
The following charts illustrate the mix of the targeted annual direct compensation for the Chief Executive Officer and the average targeted annual direct compensation for the other Named Executive Officers, and the portion of that compensation that is at-risk. For purposes of these charts, the percentage of targeted annual direct compensation was determined based on the annual base salary and target incentive opportunities applicable to the Named Executive Officers as of December 31, 2021 and these charts exclude the new hire compensation granted to Ms. Peacock in connection with her commencement of employment with the Company.

Base Salary
In October 2020, based on the compensation analysis performed by Meridian as well as individual performance, for 2021, the Committee increased the base salaries for all of the then-serving Named Executive Officers. Ms. Peacock’s base salary was established when she joined the Company based on the competitive market as well as the Company’s historical compensation practices.

The following table shows the annual base salary for each Named Executive Officer for 2021 and 2020:
Name	2020 Annual Base Salary	2021 Annual Base Salary
Jeffrey Kramer, PhD	$800,000	$850,000
R. Andrew Wamser, Jr.	$462,338	$471,636
Omar Hoek(1)	$441,720	$429,431
Ricardo Nuñez	$459,199	$468,383
Tracey Peacock(2)	N/A	$460,000

(1)
Mr. Hoek’s compensation was paid in Euros, and his 2021 and 2020 base salary was converted at the December 31, 2021 and December 31, 2020 exchange rates of 1.1339 Euros and 1.227 Euros to the U.S. dollar, respectively.

(2)
Ms. Peacock joined the Company on April 12, 2021 and did not have an annual base salary in 2020.

2021 Annual Incentive Program
Each year, each Named Executive Officer is provided with a cash-based award opportunity that may be earned if performance objectives are achieved over the fiscal year, with potential payout ranging from 0% to 200% depending on performance. Annual incentive compensation is intended to reward the performance of executive officers based on the attainment of the Company’s objectives. The 2021 target annual incentive opportunities (as a percentage of base salary) for the Named Executive Officers remained at the same levels that were established for 2020, except for Mr. Wamser and Ms. Peacock. Mr. Wamser’s target annual incentive opportunity was increased from 60% to 65% of base salary in order to further align his target annual incentive opportunity with the market median. Ms. Peacock’s target annual incentive opportunity was established at 60% of her base salary in connection with the commencement of her employment and based on her compensation with her previous employer and a review of competitive market practices.
The Committee-approved corporate and business unit objectives, as applicable, for the Named Executive Officers are set out below, with the weighting of each component of the Named Executive Officers’ annual incentive opportunities reflecting their differing responsibilities and opportunities to affect business outcomes.
The 2021 performance objectives were selected because they were deemed by the Committee to be the primary drivers for delivering increased stockholder value. These performance objectives were established after considering economic conditions affecting the legacy tobacco-related business, the Company’s prior year performance, and the Company’s internal long-term operating plan. The Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2021. In setting the target goals with respect to corporate and Engineered Papers, the Committee considered the forecasted decreases in overall sales volumes for our legacy tobacco-related business and the anticipated continued effects of the COVID-19 pandemic, including on our supply chain.
Name	Corporate	Business Unit
Jeffrey Kramer, PhD	100%	—
R. Andrew Wamser, Jr.	100%	—
Omar Hoek	50%	50%
Ricardo Nuñez	100%	—
Tracey Peacock	50%	50%

The following table sets forth the financial performance metrics applicable to the determination of 2021 annual incentive payouts for the Named Executive Officers:
	2021 Objectives				Results
MEASUREMENT METRICS	Threshold (50%)	Target (100%)	Outstanding (150%)	Maximum (200%)	Actual Performance	Attainment Percentage
Corporate Metric
100% Adjusted earnings per share(1)	$3.59	$3.90	$4.06	$4.21	$3.74	74.4%
Engineered Papers(2)
50% Net Sales (in millions)	$463.5	$503.8	$523.9	$544.1	$519.6	139.3%
50% Operating Profit (in millions)	$114.0	$123.9	$128.8	$133.8	$110.3	0%
Advanced Materials & Structures(2)
50% Net Sales (in millions)	$539.3	$586.1	$609.6	$633.0	$620.2	172.7%
50% Operating Profit (in millions)	$65.7	$71.4	$74.3	$77.2	$56.3	0%

(1)
Earnings per share is diluted earnings per share from continuing operations at the consolidated level, adjusted to reflect items included in the Company’s approved budget. To the extent not reflected in such budget, it excludes restructuring-related expenses and charges, purchase price accounting amortization, the impact of future stock buybacks, unusual and non-recurring items determined in accordance with U.S. generally accepted accounting principles, and other adjustments consistent with the Company’s past practice as approved by the Committee and calculated using budgeted foreign exchange rates as reflected in the Company’s financial records. During 2021, the Committee modified the earnings per share performance metric to increase the required performance goals to reflect additional earnings per share attributable to the Company’s acquisition of Scapa Group (the “Scapa Acquisition”) that occurred during 2021. Prior to the adjustments, the earnings per share performance goals were as follows: Threshold — $3.50; Target — $3.80; Outstanding — $3.95; and Maximum — $4.10.

(2)
Excludes the impact of cross-border allocation of shared corporate services and was calculated using budgeted foreign exchange rates.

The following table summarizes the 2021 target annual incentive opportunities for each Named Executive Officer (expressed as a percentage of 2021 base salary and in dollars) and the 2021 annual incentive payouts received by each Named Executive Officer.
Name	Target Bonus (% of Base Salary)	Target Bonus Award Opportunity ($)	Final Bonus ($)	Final Bonus as a % of Target
Jeffrey Kramer, PhD	100%	$850,000	$632,051	74.4%
R. Andrew Wamser, Jr.	65%	$306,563	$227,957	74.4%
Omar Hoek(1)	60%	$257,658	$185,590	72.0%
Ricardo Nuñez	60%	$281,030	$208,971	74.4%
Tracey Peacock(2)	60%	$199,628	$160,359	80.3%

(1)
The amounts for Mr. Hoek were converted at the December 31, 2021 exchange rate of 1.1339 Euros to the U.S. dollar.

(2)
Ms. Peacock’s target annual incentive opportunity was pro-rated based on her April 12, 2021 start date.

2021 Long-Term Incentive Compensation
In February 2021, the Committee granted our Named Executive Officers long-term incentive award opportunities for the 2021-2022 performance period under the 2015 LTIP. Once the long-term incentive award opportunity was set for each Named Executive Officer, the grant value was allocated 65% to performance shares and 35% to service-based restricted stock. Under the long-term incentive design, individual achievement may range from 0% to 200% of target. For performance in excess of target (100%), the performance shares are further adjusted to maintain the overall LTIP payout leverage as the service-based shares are fixed regardless of individual achievement even though performance in excess of target was intended to apply to the overall LTIP opportunity. The Committee believes that this design supports the Company’s pay-for-performance philosophy by tying a majority of the long-term incentive award opportunity to the achievement of a pre-established performance goal that supports the Company’s operating and strategic plan.
The target opportunity for the 2021 performance period was equal to 340% of base salary for Dr. Kramer and ranged from 95% – 140% for the other Named Executive Officers. In 2021, the Committee increased Dr. Kramer’s target opportunity, as a percentage of base salary, to 340% (from 300% in 2020), Mr. Wamser’s target opportunity, as a percentage of base salary, to 140% (from 130% in 2020), Mr. Hoek’s target opportunity, as a percentage of base salary, to 95% (from 75% in 2020) and Mr. Nuñez’s target opportunity, as a percentage of base salary, to 95% (from 85% in 2020), in each case based on individual performance and/or in order to further align their total direct compensation with the market median. Ms. Peacock’s target opportunity, as a percentage of base salary, was established when she joined the Company based on the competitive market as well as the Company’s historical compensation practices and was pro-rated based on her April 2021 start date.
The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our 2021 long-term incentive program, expressed (i) as a percentage of 2021 base salary and (ii) in dollars.
Name	Target LTIP (% of Base Salary)	Target LTIP Award Opportunity ($)
Jeffrey Kramer, PhD	340%	$2,890,000
R. Andrew Wamser, Jr.	140%	$660,290
Omar Hoek(1)	95%	$441,455
Ricardo Nuñez	95%	$444,964
Tracey Peacock(2)	95%	$316,077

(1)
Mr. Hoek’s target opportunity under our 2021 long-term incentive program was established based upon his salary at the December 31, 2020 exchange rate of 1.227 Euros to the U.S. dollar.

(2)
Ms. Peacock’s 2021 long-term incentive award was pro-rated based on her April 12, 2021 start date.

2021 Service-Based Restricted Stock Awards
Pursuant to the service-based component of the 2021 award opportunity, in February 2021, the Named Executive Officers were granted shares of restricted stock with respect to 35% of the 2021 annual equity awards, as set forth in the table below. One-half of the shares vested in February 2022 and the remaining half will vest in February 2023, in each case, subject to continued employment through the applicable vesting date.

Name	2021 Service-Based Restricted Stock (Number of Shares)
Jeffrey Kramer, PhD	26,178
R. Andrew Wamser, Jr.	5,980
Omar Hoek	3,998
Ricardo Nuñez	4,030
Tracey Peacock(1)	2,864

(1)
Ms. Peacock’s 2021 service-based restricted stock award was pro-rated based on her April 12, 2021 start date.

2021 Performance Share Awards
As noted above, in 2021 the Company granted performance share awards that are subject to a two-year performance period, with vesting based on the Company’s adjusted EBITDA performance during the performance period. The number of performance shares earned based on the Company’s adjusted EBITDA performance will be reduced by 15% if the Company’s TSR falls below the twentieth percentile of the S&P 600 Materials Index during the two-year performance period and will be increased by 15% if the Company’s TSR exceeds the eightieth percentile during the two-year performance period. To encourage retention over a three-year period, any performance shares earned during the performance period vest on the one-year anniversary of Committee certification of the achievement of the performance objectives, rather than immediately at the end of the two-year performance period. This vesting structure is designed to hold our Named Executive Officers accountable by subjecting a portion of the award to three full years of stock price fluctuation.
Similar to the process for establishing annual incentive goals, objectives for the 2021-2022 performance period were established based on the Company’s prior year performance and the Company’s internal operating and strategic plan. The Committee also reviewed payout information for the last five years. The Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan during the 2021-2022 performance period.
The table below sets forth the target number of 2021 performance shares for each Named Executive Officer for the 2021 – 2022 performance period.
Name	2021 Awards: Target Number of Performance Shares for 2021-2022 Performance Period
Jeffrey Kramer, PhD	48,615
R. Andrew Wamser, Jr.	11,107
Omar Hoek	7,426
Ricardo Nuñez	7,485
Tracey Peacock(1)	5,317

(1)
Ms. Peacock’s 2021 performance share award was pro-rated based on her April 12, 2021 start date.

2020 Performance Share Awards Result and Payouts
2021 represented the final year of the two-year performance period applicable to the performance share awards granted in 2020. The 2020 performance share awards were scheduled to vest based on the Company’s adjusted EBITDA performance during the 2020-2021 performance period, as set forth below. The number of performance shares earned based on the Company’s adjusted EBITDA performance were subject to a 15% reduction if the Company’s TSR fell below the twentieth percentile of the S&P 600 Materials Index during the two-year performance period and a 15% increase if the Company’s TSR exceeded the eightieth percentile during the two-year performance period. These performance goals were set in 2020 after considering Company’s prior year performance and the Company’s internal operating and strategic plan. The Committee also reviewed payout information for the previous five years. Consistent with the terms of the 2021 performance share awards described above, any performance shares earned during the performance period will vest on the one-year anniversary of the date the Committee certified achievement of the performance objective. Based on performance, participants were eligible to receive a payout ranging from 0% – 200% of target, with a threshold payout opportunity equal to 50% of target.
The following table sets forth the adjusted EBITDA performance metrics applicable to the determination of the vesting of the 2020 performance share awards for the then-serving Named Executive Officers:
	2020-2021 Objectives
	Threshold 50%	Target 100%	Outstanding 150%	Maximum 200%
Adjusted EBITDA ($ millions)(1)	$411.0	$467.0	$485.7	$513.7

(1)
Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization, adjusted to exclude restructuring-related expenses, purchase price accounting adjustments, merger-related transaction and integration costs and unusual and non-reoccurring items as determined in accordance with GAAP. Targets are stated and results are measured against the budgeted exchange rate. During 2021, as permitted under the terms of the award, the Committee modified the adjusted EBITDA performance metric to increase the required performance goals to reflect additional earnings attributable to the Scapa Acquisition that occurred during 2021. Prior to the adjustments, the adjusted EBITDA performance goals were as follows ($ millions):  Threshold — $389.0; Target — $442.0; Outstanding — $459.7; and Maximum — $486.2.

Following the conclusion of the 2020 performance year and in accordance with the provisions of the 2020 performance share awards, the Committee adjusted the performance results to partially exclude certain costs incurred as a result of the COVID-19 pandemic. Accordingly, in determining results, the Committee excluded the unanticipated costs associated with: (i) additional spending on personal protective equipment and additional sanitation supplies; (ii) special bonuses paid to employees at our operating facilities in order to minimize plant shutdowns, particularly with respect to essential goods in the filtration business; (iii) additional customer freight expenses associated with expedited shipping required to accommodate our customer needs and which were driven by reduced shifts for safety reasons and government mandated plant closures; and (iv) costs incurred to perform additional sanitization procedures between shifts, the cost of moving equipment from sites shut down by government mandated closures to other operating facilities and increased costs for sourcing raw materials as a result of traditional sources being impacted by mandated government shutdowns (the costs described in clauses (i)-(iv), the “Excluded Costs”). These adjustments represent only a partial adjustment to reflect certain costs incurred as a result of the COVID-19 pandemic, as they do not adjust for the loss of sales associated with plant shutdowns or reduced sales resulting from the shutdowns of some of the Company’s largest customers. In addition, during 2021, the Committee modified the adjusted EBITDA performance metric to increase the required performance goals to reflect additional adjusted EBITDA attributable to the Scapa Acquisition. The modified adjusted EBITDA performance metric was designed to be rigorous yet achievable with the coordinated, cross-functional focus and effort of the executives.
Based on the Company’s adjusted EBITDA performance over the 2020-2021 performance period, the Committee approved achievement at 84.5% of target. In addition, the Company’s TSR over the 2020-2021 performance period was at the 8th percentile of the S&P 600 Materials Index, resulting in a 15% decrease in achievement to 71.8% of target.

Based on the adjustment items noted above, the performance results for the 2020 performance share awards, including a comparison to the adjusted EBITDA target, were as follows:
	Target 100%	Actual Performance	Attainment Percentage	Achievement After TSR Application
Adjusted EBITDA ($ millions)	$467.0	$449.6	84.5%	71.8%
As a result, in February 2022, the Named Executive Officers other than Ms. Peacock became eligible to receive the performance shares in the amounts set forth in the table below, with 100% vesting in February 2023, subject to their continued employment through the vesting date. Ms. Peacock commenced employment with the Company in 2021 and, accordingly, did not receive a 2020 performance share award.
Name	2020 Performance Share Awards: Target Number of Performance Shares	2020 Performance Share Awards: Earned Performance Shares
Jeffrey Kramer, PhD	35,772	25,684
R. Andrew Wamser, Jr.	8,958	6,432
Omar Hoek	4,518	3,244
Ricardo Nuñez	5,818	4,177
2022 Retention Awards
In January 2022, in light of the highly competitive market for executive talent and in recognition of the potential disruption to the execution of our strategic roadmap that would be caused by the loss of critical personnel, the Committee determined it to be in the best interest of the Company to grant retention awards to certain employees, including Messrs. Wamser, Hoek and Nuñez. The retention awards were granted in the form of performance shares and vest 100% on the third anniversary of the grant date. The retention awards granted to Messrs. Wamser, Hoek and Nuñez are with respect to 40,000, 32,000 and 25,000 shares of Company common stock, respectively.
Named Executive Officer New Hire Compensation
Pursuant to the terms of her offer letter and in connection with the commencement of her employment with the Company, upon completion of her first 30 days of employment with us in May 2021, Ms. Peacock was granted a sign-on incentive award in the form of 5,000 restricted shares, which will vest 50% on each of the two-year anniversary and four-year anniversary of her start date, subject to her continued employment through the applicable vesting date. In addition, Ms. Peacock is entitled to relocation benefits in accordance with the Company’s standard relocation policy for similarly situated executive officers. See the “2021 Summary Compensation Table” below for additional information regarding relocation benefits received by Ms. Peacock in 2021.
The terms of this award were determined after considering market data and the Company’s historical compensation practices as well as the compensation deemed necessary to induce Ms. Peacock to join the Company.
Stock Ownership Guidelines
The Company has adopted the Schweitzer-Mauduit International, Inc. Stock Ownership Guidelines (the “Guidelines”), which require the Company’s executive officers, including the Named Executive Officers, to own shares of Company common stock with a fair market value equal to a multiple of base salary. The Guidelines are designed to align the interests of the Company’s executive officers with the long-term interests of the Company’s stockholders and to promote commitment to sound corporate governance. Under the Guidelines, the Named Executive Officers must retain at least 50% of vested shares of Company common stock and shares acquired pursuant to the exercise of an option (except for shares sold to pay required tax withholding and the exercise price for options) until the required ownership guideline levels have been achieved (and thereafter if required to maintain the required ownership levels). Our Named

Executive Officers must satisfy the Guidelines within five years after becoming subject to the Guidelines. Under the Guidelines, the Company’s Chief Executive Officer is required to hold stock equal to a multiple of five times his base salary and each of the Company’s other Named Executive Officers is required to hold stock equal to a multiple of three times his or her base salary. As of the record date, each of our Named Executive Officers has either met (and continues to meet) the Guidelines or is within the five-year period to become in compliance with the Guidelines.
What Counts Toward the Guidelines	What Does Not Count Toward the Guidelines
✓ Shares owned outright (including through vesting of equity awards)	× Performance shares
✓ Shares owned directly by a spouse, domestic partner, or minor child	× Service-based restricted stock
✓ Shares owned indirectly through beneficial trust ownership	× Unvested stock options
✓ Vested shares or stock units held in any Company equity plan, retirement plan or similar Company plan
✓ In-the-money value of vested but unexercised stock option awards payable in shares of Company common stock
How We Make Compensation Decisions
Compensation Approval Process
The Committee is responsible for determining the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our other executive officers, the Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The following is a summary of the compensation approval process during the year. While annual compensation decisions are generally made in the Committee’s fall and winter meetings, the Committee meets at other times throughout the year as required to fulfill its oversight responsibility with respect to the Company’s executive compensation program.

When Action is Taken	What Action Is Taken
Prior Year: October – November
•
Chief Executive Officer meets with the Committee and the Committee’s independent compensation consultant to review the annual competitive compensation analysis

•
Committee’s independent compensation consultant advises the Committee regarding the composition of the compensation peer group and performs a competitive analysis of the Company’s executive compensation practices compared to the peer group

•
Independent compensation consultant prepares an executive compensation proposal for full Committee review

•
Committee discusses the executive compensation program and evaluates whether the elements of compensation for officers and key employees are competitive

•
Committee approves the executive officers’ base salaries for the upcoming year

Current Year: February
•
Committee reviews prior year performance of the Named Executive Officers, considering the input of the Chief Executive Officer for Named Executive Officers other than himself

•
Committee certifies prior year’s performance and determines incentive compensation payouts

•
Board discusses the current and upcoming year compensation for the Chief Executive Officer

•
Committee approves annual incentive targets, equity incentive plan targets, and performance-level objectives for the upcoming year

Independent Compensation Consultant
In October 2020, the Committee engaged Meridian as its independent compensation consultant. In 2021, Meridian provided executive compensation and governance-related services including review of 2021 compensation adjustments, review of competitive market data, awards under our long-term incentive program, the setting of performance goals in our incentive plans including the payout leverage for results above and below the target performance levels, an analysis of the relationship between the Company’s total direct pay relative to the competitive market, a review of trends and regulatory developments with respect to executive compensation, a review of our compensation peer group, and assistance with this Compensation Discussion & Analysis. Meridian is retained by and reports to the Committee and, at the request of the Committee, participates in committee meetings. Meridian did not provide any other services to the Company in 2021. The Committee reviewed the independence of Meridian under the New York Stock Exchange and SEC rules and concluded that the work of Meridian has not raised any conflict of interest.
Market-Based Competitive Compensation Levels
During 2021, the Committee continued its philosophy of setting compensation within a range of the market median for each position, which experience has shown is the level at which the Company has been able to recruit and retain highly talented executives. Compensation paid to the executive team is based on competitive market data developed annually by Meridian.
The competitive compensation analysis prepared by Meridian in October 2020 for evaluating 2021 compensation was intended to reflect the scope of an executive’s responsibilities, experience in the position, and competitive market conditions. The October 2020 compensation analysis relied on published survey data and proxy statement data from a peer group of companies.
Published Survey Data
The main basis used for comparison in the October 2020 compensation analysis was the following published survey data compiled by Meridian:
•
For U.S.-based Named Executive Officers: Willis Towers Watson’s 2020 General Industry Executive Compensation Survey Report

•
For the Named Executive Officer based in Luxembourg: Willis Towers Watsons’s 2020 Belgium Executive Compensation Database, Willis Towers Watson’s 2020 General Industry Executive Compensation Survey Report

The survey data is used for all Company executives as the primary tool for market comparisons as this source provides larger sample sizes and more direct matching between positions. All published survey data was aged to a common date of January 1, 2021 using an annual aging factor of 2.5% per year.
Proxy Statement Peer Group
The October 2020 compensation analysis also relied on proxy statement data from a peer group of 15 companies to supplement the survey data discussed above. The Committee believes that the Company’s peer group should reflect the industries in which the Company potentially competes for business, executive talent and capital, as well as the Company’s significant international operations.
The peer group used for evaluating 2021 compensation decisions consisted of the companies below. This is the same peer group that was used for evaluating 2020 compensation decisions, with the exception of the removal of Innophos Holdings, Inc. due to its acquisition by One Rock Capital Partners in February 2020.
Peer Companies
AptarGroup, Inc.	Kraton Corporation
Avient Corporation (f/k/a PolyOne Corporation)	Lydall, Inc.
Balchem Corporation	Mercer International Inc.
Clearwater Paper Corporation	Minerals Technologies Inc.
Deluxe Corporation	Myers Industries, Inc(1)
Ferro Corporation	Neenah, Inc.
H.B. Fuller Company	Quaker Chemical Corporation
Innospec, Inc.

(1)
Myers Industries, Inc. was used for the 2021 compensation analysis, but has since been removed from future analysis due to Dr. Kramer’s role as a director of such company, effective in February 2021.

The Committee considers 2021 target total direct compensation to be competitive if it falls with +/-15% of the market median. The analysis evaluates the following components:
•
base salary;

•
annual incentive bonus (assuming attainment of the target objective level, as a percentage of base salary);

•
target total cash compensation (base salary plus target level annual incentive);

•
long-term incentive compensation (assuming attainment of the target objective level); and

•
target total direct compensation, which is the sum of base salary plus annual incentive plus long-term incentive compensation at the target levels.

Risk Management
On an annual basis, the Committee reviews the risks associated with the Company’s executive compensation program and whether the program was reasonably likely to have a material adverse effect on the Company. The Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, were not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed the “Compensation Discussion & Analysis” with management.
Based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the Company’s 2022 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Anderson D. Warlick (Chair)
Deborah Borg
Marco Levi
Kimberly E. Ritrievi, ScD

2021 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our Named Executive Officers for 2021 and, to the extent required by the SEC executive compensation disclosure rules, 2020 and 2019. For 2021, our Named Executive Officers were our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers as of December 31, 2021.
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)(3)	All Other Compensation ($) (i)	Total ($) (j)
Jeffrey Kramer, PhD Chief Executive Officer(4)	2021	$850,000	—	$3,291,640	—	$632,051	—	$376,981	$5,150,672
	2020	$800,000	—	$3,110,928	—	$1,435,427	—	$411,519	$5,757,874
	2019	$749,000	—	$4,231,539	—	$1,490,052	—	$222,348	$6,692,939
R. Andrew Wamser, Jr. EVP, Finance and CFO(5)	2021	$471,636	—	$751,999	—	$227,957	—	$101,514	$1,553,106
	2020	$462,338	—	$779,060	—	$497,793	—	$93,183	$1,832,374
	2019	$448,050	—	$1,187,906	—	$534,807	—	$376,330	$2,547,093
Omar Hoek EVP, Engineered Paper(6)	2021	$429,431	—	$502,770	—	$185,590	$12,099	$50,648	$1,180,538
	2020	$441,720	$61,350	$641,899	—	$433,694	$41,645	$36,401	$1,656,709
Ricardo Nuñez EVP, General Counsel and Secretary(7)	2021	$468,383	—	$506,775	—	$208,971	—	$90,623	$1,274,752
	2020	$459,199	—	$505,934	—	$494,360	—	$79,274	$1,538,767
	2019	$444,960	—	$823,521	—	$531,119	—	$76,715	$1,876,315
Tracey Peacock EVP, Advanced Materials & Structures(8)	2021	$332,712	—	$630,815	—	$160,359	—	$30,563	$1,154,449

(1)
The amounts reported in this column for 2021 represent the annual grants of performance share awards and service-based restricted stock awards, valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The amounts included in this column for the performance share awards are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. Assuming the highest level of performance would have been achieved for the performance shares, the maximum value of these awards at the grant date would be as follows: Dr. Kramer $4,768,500; Mr. Wamser $1,089,479; Mr. Hoek $728,401; Mr. Nuñez $734,190; and Ms. Peacock $521,527. See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(2)
The amounts reported in this column for 2021 represent annual incentive awards earned based on 2021 performance for each Named Executive Officer.

(3)
The amount reported in this column for Mr. Hoek for 2021 represents the change in his accumulated benefits under the Luxembourg Pension Plan.

(4)
The amount reported for 2021 in column (i) for Dr. Kramer consists of (a) $125,426 in Company contributions to the Company’s Deferred Compensation Plan, (b) $210,478 in dividends on unvested restricted stock awards, (c) $16,500 in 401(k) savings plan matching contributions, (d) $10,077 in Company-paid life and disability insurance premiums, (e) $10,000 in travel and parking benefits and (f) tax preparation fees of $4,500.

(5)
The amount reported for 2021 in column (i) for Mr. Wamser consists of (a) $14,149 in Company contributions to the Company’s Deferred Compensation Plan, (b) $66,280 in dividends on unvested restricted stock awards, (c) $16,500 in 401(k) savings plan matching contributions, and (d) $4,585 in Company-paid life and disability insurance premiums.

(6)
Mr. Hoek’s compensation was paid in Euros and has been converted at the December 31, 2021 exchange rate of 1.1339 Euros to the U.S. dollar for 2021 compensation. The amount reported for 2021 in column (i) for Mr. Hoek consists of (a) $18,159 in Company payments of an automobile lease, (b) $686 in lunch vouchers, (c) $29,316 in dividends on unvested restricted stock awards, and (d) $2,487 in Company-paid life and disability insurance premiums.

(7)
The amount reported for 2021 in column (i) for Mr. Nuñez consists of (a) $16,862 in Company contributions to the Company’s Deferred Compensation Plan, (b) $49,271 in dividends on unvested restricted stock awards, (c) $16,500 in 401(k) savings plan matching contributions, and (d) $7,990 in Company-paid life and disability insurance premiums.

(8)
The amount reported for 2021 in column (i) for Ms. Peacock consists of (a) $10,380 in dividends on unvested restricted stock awards, (b) $16,000 in 401(k) savings plan matching contributions, and (c) $4,183 in Company-paid life and disability insurance premiums.

2021 GRANTS OF PLAN-BASED AWARDS
The following table summarizes awards made to our Named Executive Officers in 2021.
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3)	Grant Date Fair Value of Stock Awards(4)
			Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)	(#)(j)	($)(k)
Jeffrey Kramer, PhD	N/A	N/A	$425,000	$850,000	$1,700,000	—	—	—	—	—
	2/15/21	2/15/21	—	—	—	24,308	48,615	123,408	—	$2,139,546
	2/15/21	2/15/21	—	—	—	—	—	—	26,178	$1,152,094
R. Andrew Wamser, Jr.	N/A	N/A	$153,282	$306,563	$613,126	—	—	—	—	—
	2/15/21	2/15/21	—	—	—	5,554	11,107	28,196	—	$488,819
	2/15/21	2/15/21	—	—	—	—	—	—	5,980	$263,180
Omar Hoek	N/A	N/A	$128,829	$257,658	$515,316	—	—	—	—	—
	2/15/21	2/15/21	—	—	—	3,713	7,426	18,851	—	$326,818
	2/15/21	2/15/21	—	—	—	—	—	—	3,998	$175,952
Ricardo Nuñez	N/A	N/A	$140,515	$281,030	$562,060	—	—	—	—	—
	2/15/21	2/15/21	—	—	—	3,743	7,485	19,001	—	$329,415
	2/15/21	2/15/21	—	—	—	—	—	—	4,030	$177,360
Tracey Peacock	N/A	N/A	$99,814	$199,628	$399,256	—	—	—	—	—
	4/12/21	5/11/21	—	—	—	2,659	5,317	13,497	—	$239,318
	4/12/21	5/11/21	—	—	—	—	—	—	2,864	$128,909
	5/12/21	5/11/21	—	—	—	—	—	—	5,000	$225,050

(1)
These amounts consist of the threshold, target and maximum cash award levels under the 2021 annual incentive program. The amount actually earned by each Named Executive Officer is included in the Non-Equity Incentive Plan Compensation column in the 2021 Summary Compensation Table.

(2)
These amounts represent the threshold, target and maximum performance shares that could be earned during the 2021-2022 performance period under the Company’s 2015 LTIP. These performance shares may be earned based on the Company’s adjusted EBITDA performance, subject to a +/- 15% modifier based on the Company’s TSR performance during the 2021-2022 performance period, and will vest on the first anniversary of the date on which the Committee certifies the adjusted EBITDA and TSR achievement levels, subject to the Named Executive Officer’s continued employment through such date.

(3)
These amounts represent shares of service-based restricted stock granted pursuant to the long-term incentive award opportunities under the Company’s 2015 LTIP, which with respect to awards held by the Named Executive Officers other than the restricted stock award granted to Ms. Peacock on April 12, 2021 with respect to 2,864 shares, vested 50% in February 2022 and will vest 50% in February 2023, subject to the Named Executive Officer’s continued employment through the applicable vesting date. The restricted stock award granted to Ms. Peacock on May 12, 2021 with respect to 5,000 shares will vest 50% on each of May 12, 2023 and 2025, subject to the Ms. Peacock’s continued employment through the applicable vesting date.

(4)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance shares, are based upon the probable outcome of the applicable performance conditions. See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of the relevant assumptions used in calculating the amounts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021
The following table provides information regarding unvested stock awards held by each of the Named Executive Officers as of December 31, 2021.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jeffrey Kramer, PhD	144,710(3)	$4,326,829	48,615	$1,453,589
R. Andrew Wamser, Jr.	44,091(4)	$1,318,321	11,107	$332,099
Omar Hoek	19,901(5)	$595,040	7,426	$222,037
Ricardo Nuñez	28,421(6)	$849,788	7,485	$223,802
Tracey Peacock	7,864(7)	$235,134	5,317	$158,978

(1)
Value calculated using the December 31, 2021 closing share price of $29.90.

(2)
Consists of shares that may be earned based on the Company’s EBITDA and relative TSR performance over the 2021-2022 performance period and which will vest, to the extent earned, on February 28, 2024, subject to the Named Executive Officer’s continued employment through the applicable vesting date. In accordance with the SEC executive compensation disclosure rules, the amounts reported with respect to the shares that may be earned based on the Company’s EBITDA performance over the 2021-2022 performance period are based on achieving the target performance goals.

(3)
Consists of 26,178 shares (13,089 of which vested or will vest on each of February 15, 2022 and 2023); 9,631 shares which vested on February 19, 2022; 48,054 shares earned based on 2019 performance which vested on February 28, 2022; 35,164 shares earned based on 2020 performance which vested on February 28, 2022; and 25,684 shares earned based on 2020-2021 performance which will vest on February 28, 2023, in each case, subject to Dr. Kramer’s continued employment through the applicable vesting date.

(4)
Consists of 5,980 shares (2,990 of which vested or will vest on each of February 15, 2022 and 2023); 2,412 shares which vested on February 19, 2022; 3,750 shares that vested on February 5, 2022; 5,000 shares that will vest on January 28, 2023; 11,711 shares earned based on 2019 performance which vested on February 28, 2022; 8,806 shares earned based on 2020 performance that will vest on February 28, 2022; and 6,432 shares earned based on 2020-2021 performance which will vest on February 28, 2023, in each case, subject to Mr. Wamser’s continued employment through the applicable vesting date.

(5)
Consists of 3,998 shares (1,999 of which vested or will vest on each of February 15, 2022 and 2023); 7,000 shares (3,500 of which vested or will vest on each of January 1, 2022 and 2024); 1,217 shares which vested on February 19, 2022; 4,442 shares earned based on 2020 performance that vested on February 28, 2022; and 3,244 shares earned based on 2020-2021 performance which will vest on February 28, 2023, in each case, subject to Mr. Hoek’s continued employment through the applicable vesting date.

(6)
Consists of 4,030 shares (2,015 of which vested or will vest on each of February 15, 2022 and 2023); 1,566 shares which vested on February 19, 2022; 5,000 shares that will vest on January 2, 2023; 7,930 shares earned based on 2019 performance which vested on February 28, 2022); 5,719 shares earned based on 2020 performance that will vest on February 28, 2022; and 4,177 shares earned based on 2020-2021 performance which will vest on February 28, 2023, in each case subject to Mr. Nuñez’s continued employment through the applicable vesting date.

(7)
Consists of 2,864 shares (1,432 of which vested or will vest on each of February 15, 2022 and 2023); and 5,000 shares (2,500 of which will vest on each of May 12, 2023 and 2025), in each case subject to Ms. Peacock’s continued employment through the applicable vesting date.

2021 STOCK VESTED TABLE
The following table provides information concerning vesting of stock during 2021 for each of the Named Executive Officers.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Kramer, PhD	84,525	3,881,506
R. Andrew Wamser, Jr.	19,904	913,175
Omar Hoek	1,217	55,690
Ricardo Nuñez	18,436	789,759
Tracey Peacock	—	—
2021 PENSION BENEFITS
The following table provides information regarding Mr. Hoek’s pension benefits under the Luxembourg pension plan as of December 31, 2021.
Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Omar Hoek	Luxembourg Pension	2	$53,704	—
Mr. Hoek participated in the Company’s supplemental defined pension contribution plan for Luxembourg employees, which was adopted during 2016. This is a social supplemental plan that provides annuitized income to the participant upon retirement, in addition to the standard insured social retirement benefit. The present value of contributions accrued for his benefit as of December 31, 2021, shown in dollars, was converted from Euros at the December 31, 2021 exchange rate of 1.1339 Euros to the U.S. dollar.

2021 NON-QUALIFIED DEFERRED COMPENSATION
Although all of our U.S.-based Named Executive Officers are eligible to participate in the Deferred Compensation Plan, Dr. Kramer and Messrs. Wamser and Nuñez are our only Named Executive Officers who have elected to participate in such plan. The following table provides information regarding compensation that has been deferred by Dr. Kramer and Messrs. Wamser and Nuñez pursuant to the terms of our Deferred Compensation Plan.
Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals / distributions	Aggregate balance at last FYE ($)(3)
Jeffrey Kramer, PhD	$218,735	$125,426	$113,577	—	$1,404,011
R. Andrew Wamser, Jr.	$23,582	$14,149	$2,947	—	$40,678
Ricardo Nuñez	$28,103	$16,862	$13,947	—	$119,280

(1)
These amounts represent deferrals of the participating Named Executive Officer’s salary and compensation received under the annual incentive program and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2021 Summary Compensation Table.

(2)
Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and are included in the “All Other Compensation” column in the 2021 Summary Compensation Table.

(3)
Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2020 and 2019: Dr. Kramer — $601,117; Mr. Wamser — $0; and Mr. Nuñez — $50,275.

Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Deferred Compensation Plan No. 2, a non-qualified deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain income taxes. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan.
Amounts deferred into the Deferred Compensation Plan No. 2 by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan No. 2.
A participant may elect to receive payment of the vested amount credited to his or her deferral account under the Deferred Compensation Plan No. 2 based on a participant election of a single lump sum or three, five, or ten annual installments. No payments may commence in fewer than five years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are Named Executive Officers, must defer distributions from the plan for six months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
On November 2, 2016, the Committee adopted and approved the Schweitzer-Mauduit International, Inc. 2016 Executive Severance Plan (the “2016 Plan”) for members of the Company’s senior executive team.
The 2016 Plan provides that in the event of termination of a participant’s employment with the Company or one of its participating subsidiaries or business units within two years after a change of control of the Company for any reason other than cause, retirement, disability or death, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction cease to constitute a majority of the board of directors of the Company or any successor to the Company.
In the event of a qualifying termination of employment in connection with a change of control as of December 31, 2021, the then-serving Named Executive Officers would generally have been entitled to receive:
i.
a cash payment in an amount equal to three times the highest annual compensation (base salary and annual incentive awards) paid or payable within the three-year period ending on the date of termination; and

ii.
welfare benefits (including, health and dental benefits) from the Company for a period of three years.

The payments to a participant employed by one of the Company’s non-United States subsidiaries or business units are subject to certain adjustments to take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and the participant’s place of employment.
The 2016 Plan provides that any benefits triggered by a change of control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.
Upon a change of control, all deferred compensation plan contributions that have been granted to a participant, but not yet vested as of December 31, 2021, vest automatically. Awards granted under the Company’s 2015 LTIP are subject to double trigger vesting upon a change of control — meaning that both a qualifying termination of employment and a change of control must occur prior to the accelerated vesting of such awards. Under the Company’s annual incentive program, in the event a participant is terminated without cause within two years following a change of control, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives.
The 2016 Plan also provides that if a Named Executive Officer’s employment with the Company or an affiliate terminates absent a change of control for a reason other than death, retirement, disability, voluntary resignation or cause, the Company will pay the Named Executive Officer an amount equal to a severance multiple determined by the Committee at the time the individual is selected for participation. In the case of Mr. Nuñez, this severance multiple equals one-half times base salary, in the cases of Mr. Wamser and Ms. Peacock, this severance multiple equals one times base salary, and in the case of Dr. Kramer, this severance multiple equals two times base salary, in each case, payable as a cash lump sum. The 2016 Plan also provides for the continuation of the Company’s welfare benefits for the number of years equal to the severance multiple. A participant cannot receive both this payment as well as compensation under the 2016 Plan’s change of control provisions. The Named Executive Officers are also eligible to receive salary continuation in the event of death or disability. Disability pay is provided through a combination of Company-paid short-term disability benefits and insured long-term disability benefits in accordance with Company policy.
The Committee establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the 2016 Plan. Subject to certain conditions, the 2016 Plan may be amended or terminated by resolution of the Board, but no such amendment or termination may be effective during the two-year period following a change of control of the Company without the consent of all participants.
The Company’s equity award agreements also include accelerated vesting provisions for a termination of employment (i) due to death, disability, or retirement (age 55, with at least five years of service to the Company and consent to retire provided by the Committee); (ii) without cause or due to good reason within 24 months following a “change in control” of the Company; or (iii) without cause not within such 24-month period. If the performance period with respect to a performance award is in process, then the award will (a) vest on a pro rata basis based on target performance in the event of death, disability, or termination of employment without cause or due to good reason within 24 months following a change in control; (b) vest on a pro rata basis based on actual performance for in-process performance periods in the case of retirement; or (c) be forfeited for a termination of employment for any other reason.
The maximum amounts payable upon termination pursuant to the 2016 Plan, assuming that a change of control of the Company and/or a qualifying termination of employment had occurred on December 31, 2021, are set forth in the following tables for all Named Executive Officers other than Mr. Hoek. Mr. Hoek does not participate in the 2016 Plan and will be entitled to severance benefits as required by Luxembourg law. Upon a qualifying termination of Mr. Hoek’s employment with the Company or an affiliate within one year of a change of control or absent a change of control for a reason other than death, retirement, disability, voluntary resignation or cause, in each case, as of December 31, 2021, Mr. Hoek would have been entitled to receive (i) $429,431, payable as a lump sum, representing one year’s base salary and (ii) $2,600, payable on Mr. Hoek’s behalf, representing Company-paid life and disability insurance premiums for one year. In addition, upon a qualifying termination of Mr. Hoek’s employment with the Company or an affiliate within one year of a change of control or a termination of Mr. Hoek’s employment due to death or disability, in each case as of December 31, 2021, Mr. Hoek would have been entitled to a cash payment of $185,590, representing Mr. Hoek’s incentive award under our annual incentive program, based on actual performance, payable at the same time payments under our annual incentive program are made to other executives. In the event of a termination of Mr. Hoek’s employment for any of the reasons described in this paragraph, Mr. Hoek would also be entitled to $41,291, payable as a lump sum, in respect of accrued but unused vacation.
In addition, in the event of termination, retirement, death or disability, each participating Named Executive Officer is also entitled to his or her benefits discussed above under “2021 Non-Qualified Deferred Compensation” and “2021 Pension Benefits,” as applicable.

Potential Payments to Jeffrey Kramer, PhD, upon Retirement,
Termination or Change of Control as of December 31, 2021
Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Base Salary	Lump sum cash	—	—	1,700,000	2,550,000	634,885	—
Incentive Compensation							—
Short-Term Incentive	Lump sum cash	—	—	—	4,470,156	1,490,052	—
Performance Shares and Restricted Stock(1)	Shares	—	—	3,935,468	4,326,829	3,935,468	—
Benefits and Perquisites:							—
Health Care	—	—	—	—	65,808	—	—
Dental Care	—	—	—	—	3,050	—	—
Disability Benefits	—	—	—	—	19,542	—	—
Life Insurance	—	—	—	—	10,692	1,000,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	16,346	49,038	16,346	—
Qualified 401(k) Plan	Lump sum benefit	16,500	16,500	16,500	16,500	16,500	16,500
Excess 401(k) in Deferred Comp	Lump sum benefit	125,426	125,426	125,426	125,426	125,426	125,426
Total Executive Severance		141,926	141,926	5,793,740	11,637,041	7,218,677	141,926

(1)
Represents the value of the accelerated vesting of service-based restricted stock awards and, in the case of a termination of employment without cause or due to good reason within 24 months following a “change in control” of the Company or due to death or disability, the pro rata vesting of the 2021 performance share awards assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $29.90 on December 31, 2021.

Potential Payments to R. Andrew Wamser, Jr. upon Retirement,
Termination or Change of Control as of December 31, 2021
Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Base Salary	Lump sum cash	—	—	471,636	1,414,908	373,418	—
Incentive Compensation							—
Short-Term Incentive	Lump sum cash	—	—	—	1,604,421	534,807	—
Performance Shares and Restricted Stock(1)	Shares	—	—	1,191,545	1,318,321	1,191,545	—
Benefits and Perquisites:							—
Health Care	—	—	—	—	95,832	—	—
Dental Care	—	—	—	—	5,233	—	—
Disability Benefits	—	—	—	—	11,232	—	—
Life Insurance	—	—	—	—	2,524	500,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	9,070	27,210	9,070	—
Qualified 401(k) Plan	Lump sum benefit	16,500	16,500	16,500	16,500	16,500	16,500
Excess 401(k) in Deferred Comp	Lump sum benefit	14,149	14,149	14,149	14,149	14,149	14,149
Total Executive Severance		30,649	30,649	1,702,900	4,510,330	2,639,489	30,649

(1)
Represents the value of the accelerated vesting of service-based restricted stock awards and, in the case of a termination of employment without cause or due to good reason within 24 months following a “change in control” of the Company or due to death or disability, the pro rata vesting of the 2021 performance share awards assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $29.90 on December 31, 2021.

Potential Payments to Ricardo Nuñez upon Retirement,
Termination or Change of Control as of December 31, 2021
Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Base Salary	Lump sum cash	—	—	234,192	1,405,149	349,846	—
Incentive Compensation:							—
Short-Term Incentive	Lump sum cash	—	—	—	1,593,357	531,119	—
Performance Shares and Restricted Stock(1)	Shares	—	—	752,164	849,788	752,164	—
Benefits and Perquisites:							—
Health Care	—	—	—	—	88,272	—	—
Dental Care	—	—	—	—	5,233	—	—
Disability Benefits	—	—	—	—	16,734	—	—
Life Insurance	—	—	—	—	7,235	500,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	9,007	27,022	9,007	—
Qualified 401(k) Plan	Lump sum benefit	16,500	16,500	16,500	16,500	16,500	16,500
Excess 401(k) in Deferred Comp	Lump sum benefit	16,862	16,862	16,862	16,862	16,862	16,862
Total Executive Severance		33,362	33,362	1,028,725	4,026,152	2,175,498	33,362

(1)
Represents the value of the accelerated vesting of service-based restricted stock awards and, in the case of a termination of employment without cause or due to good reason within 24 months following a “change in control” of the Company or due to death or disability, the pro rata vesting of the 2021 performance share awards assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $29.90 on December 31, 2021.

Potential Payments to Tracey Peacock upon Retirement,
Termination or Change of Control as of December 31, 2021
Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Base Salary	Lump sum cash	—	—	460,000	1,380,000	343,585	—
Incentive Compensation:							—
Short-Term Incentive	Lump sum cash	—	—	—	481,077	160,359	—
Performance Shares and Restricted Stock(1)	Shares	—	—	75,520	235,134	75,520	—
Benefits and Perquisites:							—
Health Care	—	—	—	—	65,808	—	—
Dental Care	—	—	—	—	3,050	—	—
Disability Benefits	—	—	—	—	9,825	—	—
Life Insurance	—	—	—	—	3,845	500,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	8,846	26,538	8,846	—
Qualified 401(k) Plan	Lump sum benefit	16,000	16,000	16,000	16,000	16,000	16,000
Excess 401(k) in Deferred Comp	Lump sum benefit	—	—	—	—	—	—
Total Executive Severance		16,000	16,000	560,366	2,221,277	1,104,310	16,000

(1)
Represents the value of the accelerated vesting of service-based restricted stock awards and, in the case of a termination of employment without cause or due to good reason within 24 months following a “change in control” of the Company or due to death or disability, the pro rata vesting of the 2021 performance share awards assuming target achievement of the applicable performance goals. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $29.90 on December 31, 2021.

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Dr. Kramer, our Chief Executive Officer.
Ratio
For 2021,
•
The median of the annual total compensation of all of our employees, other than Dr. Kramer, was $51,521.

•
Dr. Kramer’s annual total compensation was $5,150,672. This is the same amount reported in the Total column of the 2021 Summary Compensation Table.

•
Based on this information, the ratio of the annual total compensation of Dr. Kramer to the median of the annual total compensation of all employees is estimated to be 100 to 1.

Identification of Median Employee
We selected December 31, 2021 as the date on which to determine our median employee. As of that date, we had approximately 4,971 employees. In addition, as is permitted by the SEC’s executive compensation disclosure rules, we eliminated 145 employees in China (approximately 3.0% of our total employee population) from the data set. As permitted by the SEC’s executive disclosure rules, we also excluded 1,509 employees who were added to our organization as a result of SWM’s acquisition of Scapa Group PLC in 2021.
For purposes of identifying the median employee from this data set, we considered the base salary, annual incentive and retirement plan contributions of the employees in the data set for the 12-month period ended December 31, 2021. Next, utilizing the methodology established in consultation with the Committee’s independent consultant, we statistically narrowed down the employee population to a group of employees with the highest probability of containing the median employee using a stratification process based on base salary. As approximately 94% of the statistical sample of employees worked in the U.S. and France, this established the range of employees (314) from which the median would be derived. Then, using three-year gross wage data, we isolated a narrow subset of the median employee population that had stable earning histories and were within a 5% range of the median employee for 2019-2021. Finally, we calculated the 2021 annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K for this subset of median employees and, for purposes of this pay ratio disclosure, selected from this subset of employees the median employee who we believe is most representative of the typical employee at the Company.
Compensation of Directors
Every other year, the Compensation Committee reviews non-employee director compensation to evaluate whether non-employee director compensation is consistent with market practices. After considering input from Meridian, the Board determined not to make any changes to the compensation of our non-employee directors in connection with the 2021 pay review. In 2021, each non-employee director received the following cash and stock compensation for service on our Board and its committees:
•
An annual Board retainer of $95,000 in stock plus $70,000 in cash. Retainers are paid quarterly, with the stock retainer valuation based on the closing price on the trading day immediately preceding the grant date and prorated for one partial quarter of service.

•
Additional annual retainer for the Non-Executive Chairman was $75,000 per year, paid quarterly in cash.

•
Directors who serve on committees receive an additional annual retainer, paid quarterly in cash as follows:

•
Audit Committee: $30,000 for Chair; $15,000 for other members

•
Compensation Committee: $20,000 for Chair; $10,000 for other members

•
Nominating & Governance Committee: $15,000 for Chair; $10,000 for other members

A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board but is reimbursed for expenses incurred as a result of such service. Each non-employee director earned the following compensation in 2021 in addition to reimbursement of his or her actual and reasonable travel expenses.
2021 DIRECTOR COMPENSATION
Name(1)	Fees Earned or Paid in Cash	Stock Awards ($)(2)	Total
Deborah Borg	$80,000	$95,000	$175,000
Mark Bye	$95,000	$95,000	$190,000
Jeffrey K. Keenan	$100,000	$95,000	$195,000
Marco Levi	$90,000	$95,000	$185,000
Kimberly E. Ritrievi, ScD	$110,000	$95,000	$205,000
John D. Rogers	$160,000	$95,000	$255,000
Anderson D. Warlick	$100,000	$95,000	$195,000

(1)
Dr. Kramer is not included in this table as he was an employee of the Company while serving on the Board of Directors and received no additional compensation for his service as a director. The 2021 compensation received by Dr. Kramer as an employee of the Company is shown in the 2021 Summary Compensation Table.

(2)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2021, the total number of stock awards outstanding per director, in the form of shares or share units, were as follows: Ms. Borg — 7,851; Mr. Bye — 5,278; Mr. Keenan — 82,691; Mr. Levi — 11,288; Dr. Ritrievi — 16,638; Dr. Rogers — 39,363; and Mr. Warlick — 57,812. These totals also include accumulated dividends on stock units.

U.S. directors may elect to defer all or part of their compensation to the Deferred Compensation Plan No. 2 for Non-Employee Directors, a non-qualified, deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain federal and state income taxes. Each participating director has an individual deferral account that is credited with cash or stock units, which include accumulated dividends, with stock units credited under the plan to be settled in shares of Common Stock. Cash credits accrue market-based investment earnings. The stock units do not have any voting rights. Because of regulatory changes, Deferred Compensation Plan No. 2 replaced the Deferred Compensation Plan for Non-Employee Directors in effect from 2000 to 2004, which operated in a similar manner. The earlier plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on individual account balances as of that date. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances in either plan.

CORPORATE GOVERNANCE
We maintain accountability through our corporate governance policies and practices. Below are highlights of these policies and practices:

•
Director skills and experience cover a well-rounded range of topics and issues

•
88% of directors are independent (all except CEO)

•
Annual Board and committee evaluations

•
Regular executive sessions of independent directors

•
Executive officer and non-employee director stock ownership guidelines

•
No stockholder rights plan

•
Active oversight of enterprise risk management

•
Mandatory director retirement age of 72

•
Hedging or pledging Company equity, directly or indirectly, is prohibited for directors and key executives, and all other employees are strongly discouraged from engaging in similar transactions

•
Policy on Orientation and Continuing Education for Board members, including training in compliance programs

•
Membership for each director in the National Association of Corporate Directors (NACD)

Board of Directors and Standing Committees
Board Leadership Structure
The Board is led by the Chairman of the Board. Since 2019, Dr. Rogers has served as Chairman of the Board. As an independent director, Dr. Rogers serves as Non-Executive Chairman.
The Board believes that whether one person should simultaneously occupy the offices of Chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its stockholders. When the same person holds the Chairman and Chief Executive Officer roles or when the Chairman is not independent, the independent directors elect a Lead Non-Management Director for a two-year term, and after two of such terms, he or she becomes ineligible to stand for re-election to that position for at least one term.
The Non-Executive Chairman acts as liaison between the Chief Executive Officer and the independent directors. The Non-Executive Chairman or non-management directors as a group can retain such independent experts they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any director and the Chief Executive Officer and any other member of management, and such communications are not required to go through the Non-Executive Chairman or the Chief Executive Officer, in the case of director communication with other members of management. The Non-Executive Chairman will be available for consultation and direct communication if requested by any major stockholder of the Company.
Director Independence
An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition to the independence standards of the SEC and the NYSE, the Board has adopted certain categorical standards of independence. The following persons shall not be considered independent:
a.   A director who is employed by the Company or any of its affiliates for the current year or any of the past five years.

b.   A director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).
c.   A director who is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.
d.   A director who is, or in the past five years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.
e.   A director who, during the current fiscal year or any of the past five fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.
f.   A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five fiscal years; unless, for provisions (e) and (f), the Board expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.
Based on the foregoing standard, as well as the applicable standards for independence articulated by the NYSE and the SEC, the Board affirmatively determined that the following current and former directors met the applicable independence standards:
Deborah Borg	Mark L. Bye
Jeffrey J. Keenan	Marco Levi
Kimberly E. Ritrievi	John D. Rogers
Anderson D. Warlick
Dr. Kramer is a member of management and is not independent.
Financial Experts
The Board determined that Dr. Ritrievi and Messrs. Bye, Keenan, Levi, and Rogers each qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
Standing Committees
Each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee is a “Standing Committee” of the Board. Each Standing Committee is composed entirely of independent directors.

The following table lists the current members, principal functions and meetings held in 2021 for each of the Standing Committees:
Members	Principal Functions	Meetings in 2021
Audit Committee Kimberly E. Ritrievi (Chair) Mark L. Bye John D. Rogers Jeffrey J. Keenan No member serves on the audit committee of more than three public companies, including the Company’s Audit Committee.	• Appointment of outside auditors to audit the records and accounts of the Company	7
	• Retain and compensate outside auditors
	• Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
	• Monitor the Company’s compliance with legal and regulatory requirements
	• The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”
Compensation Committee Anderson D. Warlick (Chair) Deborah Borg Marco Levi Kimberly Ritrievi	• Evaluate and approve executive officer compensation	4
	• Review compensation strategy, plans and programs and evaluate related risk
	• Evaluate and make recommendations on director compensation
	• The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Discussion & Analysis”
Nominating & Governance Committee Jeffrey J. Keenan (Chair) Mark L. Bye Marco Levi Anderson D. Warlick	• Review and recommend to the Board candidates for election by stockholders or to fill any vacancies on the Board; evaluate stockholder nominees	1
	• Oversee the Board, committee and individual director evaluation processes
	• Evaluate, monitor and recommend changes in the Company’s governance policies

•
Oversee and report to the Board on the succession planning process with respect to directors and the Chief Executive Officer, including review of a transition plan in the event of an unexpected departure or incapacity of the Chief Executive Officer

Director Attendance
The Board met 5 times in 2021. All of our directors then in office attended 100 percent of the meetings of the Board and applicable committees in 2021.
The Company expects members of the Board to attend each Annual Meeting and all directors who were then in office attended the 2021 Annual Meeting.
Director Training
From time to time, directors participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. The Board adopted a Policy on Orientation and Continuing Education for Board Members as part of the Company’s Corporate

Governance Guidelines. The policy requires orientation for new directors and ongoing presentations and training for existing directors, as well as periodic reports on continuing education to the Nominating & Governance Committee.
Board Evaluation
The Board and its committees conduct annual self-evaluations, and the Non-Executive Chairman or Lead Independent Director, as applicable, may also engage individual Board members regarding Board or Committee performance. Evaluations of individual directors occur in connection with the evaluation of each director’s nomination for re-election to an additional term and also after completing the first year of Board service for any new director. The Nominating & Governance Committee oversees the Board, committee, and individual evaluation processes.
Board Exercise of Risk Oversight
The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.
The Audit Committee plays a material role in oversight of financial, disclosure and liquidity risk issues and oversees the internal control mechanisms used by management in both the financial and non-financial areas. The Audit Committee regularly discusses with management major financial and cyber security risk exposures, compensation risks and other risks, and the steps management has taken to monitor and control such exposures. Virtually every Audit Committee meeting includes items relating to risk review, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including executive sessions to address internal control and other matters.
The Nominating & Governance Committee regularly assesses the Company’s governance controls. It also undertakes an ongoing review of succession planning, including to assure an appropriate process exists to find appropriately qualified replacement directors as needed for the Board and its committees and to maintain the continuity of management.
The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.
The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews and regular Committee Chair reports to the Board. More in-depth reviews are provided periodically on selected topics, e.g., litigation and regulatory compliance, customer satisfaction and performance assessments and strategic planning.
The Company maintains an internal audit department and an Enterprise Risk Management (“ERM”) function to oversee the development, implementation and ongoing refinement of a comprehensive ERM program. As part of this program, we undertake an extensive exercise to identify and assess the most significant risks across the enterprise. This annual process includes a robust analysis of both internal and external factors that may impede our ability to execute our strategies, meet business objectives or achieve stakeholder requirements and expectations. We also conduct interviews with senior leaders to identify material risks. This leads us to develop and execute comprehensive actions to manage or mitigate these risks. Furthermore, we continuously monitor these risks and the evolving environment to proactively identify and respond to shifting or emerging risks and strive to provide ongoing assurance that risks are effectively and efficiently managed.

Cyber Security Matters
Oversight of cyber security risk is a joint responsibility of Board and the Audit Committee. The Audit Committee reviews IT risk as part of the quarterly internal audit and ERM update it receives. The Company’s Chief Information Officer will brief the Board on information security matters at least once annually. The Company maintains a cyber security insurance policy. Additionally, the Company’s cyber security procedures have been externally audited based on the National Institute of Standards and Technology (NIST) cybersecurity framework.
In addition to oversight by the Audit Committee and Board, the Company has a Working Council chaired by the Company’s Chief Information Officer and an Executive Council chaired by the Company’s Director of Security and Infrastructure that meet regularly to assess the Company’s response to IT and cyber security priorities.
As part of the Company’s compliance program, the Company provides educational videos and training to employees on an annual basis that include cyber security risk management awareness and sends employees monthly notifications regarding potential cyber security risks. The Company also routinely performs assessments of IT and cyber security risks and maintains controls to mitigate those risks.
Environmental and Social Matters
We believe that building long-term value for our customers, employees and stockholders includes a focus on ensuring the long-term sustainability of our business, good corporate citizenship, and contributing to our communities. Corporate responsibility has long been part of the SWM corporate mission and is one of our core values.
Our manufacturing facilities and corporate office have a longstanding tradition of community engagement and reducing our impact on the environment. We maintain our Supplier Code of Conduct and our Sustainable Forestry Policy to further align with our sustainability goals. Our sustainability initiatives are further described on our corporate website at www.swmintl.com.
In January 2022, SWM released its 2021 Environmental, Social, and Governance (ESG) report as part of its ongoing efforts to increase transparency around its ESG strategy and initiatives. The report highlights SWM’s commitment to sustainable business practices and how it is addressing key ESG areas of focus.
The report includes information regarding:
•
Our environmental practices;

•
Our commitment to social responsibility, including supporting our employees and their health, safety, and development;

•
Our culture that allows for honest conversations, diversity of thought, teamwork, creativity, and innovation; and

•
Our commitment to supporting local communities, among other topics.

Please refer to our ESG report, available at https://www.swmintl.com/about-us/esg-report, for further information.
Some of our key environmental and community initiatives are highlighted below:
Environmental Initiatives
•
Sustainable Packaging Material: We manufacture Cocoa PaperTM as packaging material. Cocoa PaperTM is made from botanical fibers and is biodegradable, compostable, and recyclable. Cocoa PaperTM fibers are 100% carbon neutral, a first in the Engineered Papers (EP) portfolio. Sales of Cocoa PaperTM benefit the Jacundá Forestry REDD+ Project in Brazil through the purchase of carbon credits to offset the impact of projected product sales.

•
Sustainable Innovation: SWM developed RevonexTM membrane backing paper which improves reverse osmosis filtration efficiency by eliminating bleed-through. In addition, SWM developed a biodegradable cigarette filter media that is designed to replace cellulose acetate which contributes to microplastics pollution (or similar debris) in the ocean.
•
Water Management: SWM’s FiltrexxTM brand is a global leader in research and development of compost-based Sustainable Management Practices (SMPs) for stormwater management, sediment & erosion control, pollutant removal and living walls applications. Filtrexx’s Installation Services are used by many companies in the oil and gas and construction industries. Additionally, certain of SWM’s products can be used in reverse osmosis water filters, supporting clean drinking water.

•
Reducing Greenhouse Gas (GHG) Emissions and Supporting Air Quality: We recognize the importance of reducing our greenhouse gas (GHG) emissions and have prioritized actions to reduce our Scope 1 and Scope 2 emissions, such as the use of renewable energy sources, specific initiatives and equipment replacements intended to improve energy efficiency and incentives targeting energy use reductions in the Company’s operations.

•
Partnership with Planet Water Foundation: SWM partners with Planet Water Foundation to support global efforts to improve access to clean, safe water. In the past two years, through our support, the Foundation installed AquaTower water systems in two communities without adequate access to safe water ― Jalisco, Mexico and the Siem Reap Province, Cambodia. Each AquaTower system can produce up to 1,000 liters of clean water per hour, addressing the drinking needs of up to 1,800 people with each tower. In 2021, SWM installed three AquaTower water systems, three accompanying AquaSan surface disinfection systems and hygiene education programs and two AquaHome systems to provide families with solar powered electricity and drinking water at home.

•
Ethical Sourcing: 100% of the wood pulp that SWM uses is sourced from legally harvested and well-managed forests. SWM maintains Forest Stewardship Council (FSC) and/or Programme for the Endorsement of Forest Certification (PEFC) certification at all but two of its facilities supplying timber-based products.

•
Environmental Certification and Energy Efficiency: All of our Engineered Paper (EP) locations are certified to ISO 14001 for environmental management systems. Our mills in France are certified to the ISO 50001 energy management standard.

•
Biodiversity Support: SWM has a history of supporting local biodiversity initiatives, such as the installation of salmon and eel runs in the Isole River near our EP facility in Quimperlé, France, and the planting of native trees and rebuilding of natural habitat near our plant in Santanesia, Brazil.

•
Recycling: Our U.S.-based Advanced Minerals and Structures manufacturing sites have incorporated more than 2 million pounds of recycled plastic into new products and across SWM more than 1,000 tons of cardboard were recycled. Many other initiatives are in place involving the reuse of waste products and packaging materials.

Community Initiatives
•
In addition to investing in area communities where our facilities are located by providing jobs and sourcing products, we support efforts to make our communities stronger through financial donations and volunteer participation. Most of our philanthropic efforts are locally directed, empowering our employees to contribute their time and expertise to organizations that matter to them and serve the unique needs of their communities. We donate to nonprofit or community organizations that support the communities where our plants are located.

We continue to look for ways to enhance the sustainability of our business and make a positive impact on the communities in which we live and serve.
Corporate Governance Documents
We have adopted a code of conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Governance page of the Company’s website at https://www.swmintl.com/about-us/governance/codes-of-conduct/. To the extent required under applicable SEC and NYSE rules, any waivers of, or changes to, the Code of Conduct will be posted on our website or otherwise publicly disclosed. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Governance page of the Company’s website at https://www.swmintl.com/about-us/governance/charters-and-guidelines/. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022.
Transactions with Related Persons
The Board has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company was or is to be a participant and in which any director or executive officer of the Company, any nominee for director, any 5% or greater stockholder, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (each such transaction, a “Related Person Transaction”). Under these policies and procedures, the Audit Committee or a subcommittee of the Board consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:
•
Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;

•
Size of the transaction and amount of consideration;

•
Nature of the interest;

•
Whether the transaction involves a conflict of interest;

•
Whether the transaction involves services available from unaffiliated third parties; and

•
Any other factors that the Audit Committee or subcommittee deems relevant.

The policy does not apply to (a) compensation and related person transactions involving a director or an executive officer solely resulting from that person’s service as a director or employment with the Company so long as the compensation is approved by the Board (or an appropriate committee thereof), (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.
Since January 1, 2021, the Company has not participated in any Related Person Transaction.

PROPOSAL TWO
RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
Selection of the Independent Registered Public Accounting Firm
The Audit Committee has recommended, and the Board has selected, Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accounting firm (the “outside auditor”) for fiscal year 2022. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Board’s selection of Deloitte & Touche. If our stockholders do not ratify the selection of Deloitte & Touche, the Board may reconsider its selection. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.
Board Recommendation
The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the selection of Deloitte & Touche as our outside auditor for fiscal year 2022.
Information Regarding the Independent Registered Public Accounting Firm
Audit, Audit Related, Tax and All Other Fees
The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche, the member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”), for the fiscal years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	3,695,561	$1,970,208
Audit-Related Fees(2)	0	12,810
Total Audit and Audit-Related Fees	3,695,561	1,983,018
Tax Compliance Services(3)	147,939	112,629
Tax Consulting and Planning Services(4)	2,480,944	541,615
Total Tax Fees	2,628,883	654,244
All Other Fees(5)	1,895	1,895
Total Fees	6,326,339	$2,639,157

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, as well as consultations on internal controls.

(3)
Includes fees incurred for tax return preparation and compliance.

(4)
Includes non-audit fees incurred for tax advice and tax planning.

(5)
Includes fees primarily related to subscription services and comfort letter procedures.

Pre-approval Policies and Procedures
All of the services listed above and performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) in each of the Disclosure Categories expected to be performed by the outside auditor in the following fiscal year be presented to the Audit Committee for pre-approval.
Services provided by the outside auditor during the following year that are included in the Service List are pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Pre-approval is typically reviewed and granted at regularly scheduled meetings of the Audit Committee; however, the authority to grant specific pre-approval between meetings, if necessary, has been delegated, subject to certain dollar limitations, to the Chair of the Audit Committee. In the event of specific pre-approval granted by the Chair between meetings of the Audit Committee, the Chair is required to update the Audit Committee at its next regularly scheduled meeting on such grant.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.
On a periodic basis, the Audit Committee reviews the status of services and fees incurred to-date against the Service List and the forecast of remaining services and fees for the applicable fiscal year.

AUDIT COMMITTEE REPORT
The following report summarizes the Audit Committee’s actions during 2021. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the Audit Committee assists the Board of Directors by overseeing and monitoring:
(1)
the integrity of the Company’s financial statements;

(2)
the Company’s compliance with legal and regulatory requirements;

(3)
the outside auditor’s qualifications and independence; and

(4)
the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2021 with management and Deloitte & Touche, the Company’s outside auditor. Management is responsible for the preparation of the Company’s financial statements, and the outside auditor is responsible for conducting an audit of such financial statements.
The Audit Committee has received from the outside auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the outside auditor’s communications with the Audit Committee concerning independence, has discussed the independence of the outside auditor with the outside auditor and has satisfied itself as to the outside auditor’s independence.
The Committee reviewed with the outside auditor its audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The Audit Committee discussed and reviewed with the outside auditor all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.
The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.
Based on the above-mentioned reviews and discussions with management and the outside auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
The Audit Committee also recommended the reappointment of Deloitte & Touche to serve as the Company’s outside auditor for fiscal year 2022, and the Board concurred with such recommendation.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Kimberly E. Ritrievi (Chair)
Mark L. Bye
John D. Rogers
Jeffrey J. Keenan

PROPOSAL THREE
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Board is providing our stockholders with an advisory vote on Executive Compensation. This advisory vote, commonly known as a “say on pay” vote, is a non-binding vote on executive compensation paid to our Named Executive Officers as disclosed pursuant to Regulation S-K, including in the “Compensation Discussion & Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth on pages 15 to 30. The Company intends to submit this “say on pay” vote to its stockholders annually, consistent with the results of the advisory vote on frequency approved by the stockholders at the 2017 Annual Meeting of Stockholders.
As described in detail in the Compensation Discussion & Analysis, the Compensation Committee of the Board believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy. To align the Company’s executive compensation program with the Committee’s compensation philosophy, the Compensation Committee has adopted the following objectives:
•
Pay-for-performance

•
Align performance goals and executive compensation with stockholder interests

•
Total target compensation set within a range of market median value for like skills and responsibilities to attract, retain and motivate executive officers

We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.
What We Do:
✓	Pay-for-performance.
✓	Linkage between quantitative performance measures and operating objectives.
✓	“Double trigger” in the event of a change-in-control other than with respect to a grandfathered compensation arrangement.
✓	Independent compensation consultant.
✓	Stock ownership guidelines.
✓	Clawback policy.
✓	Annual risk assessment.
✓	Annual peer group review.
What We Don’t Do:
×	No change-in-control tax gross-ups.
×	The Company does not re-price stock options or buy-back equity grants.
×	The Company does not allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.
We believe that our executive compensation practices, in combination with a competitive market review, contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.
Accordingly, the Board recommends that our stockholders vote for the “say on pay” vote as set forth in the following resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the

“Compensation Discussion & Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes.
Stockholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on SWM with respect to future executive compensation decisions, including those relating to its Named Executive Officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution relating to the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

OTHER INFORMATION
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting
Stockholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders must be received by the Company’s EVP, General Counsel and Secretary at the Company’s principal executive office no later than November 18, 2022. All proposals for inclusion in the Company’s proxy statement must comply with all of the requirements of Rule 14a-8 under the Exchange Act.
Pursuant to Paragraphs 15 and 19 of the Company’s By-Laws, stockholders must give advance notice of other business to be addressed, or nominations for director, at the 2023 Annual Meeting not earlier than December 22, 2022 and not later than January 21, 2023. All proposals and nominations must comply with all of the requirements set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s EVP, General Counsel and Secretary.
In addition to satisfying the foregoing requirements under Company’s By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 20, 2023.
Annual Report on Form 10-K and Proxy Statement
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (including the consolidated financial statements and schedules thereto but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 1, 2022. Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (excluding exhibits) will be provided without charge to each stockholder requesting such copies in writing. The written request should be directed to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. In addition, the Annual Report on Form 10-K, Notice of Meeting, Proxy Statement and form of proxy are available on the Company’s website at www.swmintl.com.
Communicating with the Board
Stockholders and interested parties may communicate directly with the Board or any of its members, including the Non-Executive Chairman, the Chair of the Audit Committee and the independent directors as a group, by telephonic or written communication as set forth below. Each communication intended for the Board or any of its members and received by the Secretary that is related to the operation of the Company will be forwarded to the designated person. The Secretary may screen communications solely for the purpose of eliminating communications that are commercial in nature or not related to the operation of the Company and conducting appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.
If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll-free call and is monitored and accessible by the office of the Secretary of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that is directed to the attention of any director(s), including the Non-Executive Chairman, the Chair of the Audit Committee or the independent directors as a group, as appropriate, may be mailed to:

Secretary
Schweitzer-Mauduit International, Inc.
100 North Point Center East — Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT
You are encouraged to let us know your preferences by marking the appropriate boxes on the enclosed proxy card or by voting over the Internet prior to the Annual Meeting. Or, if your shares are held in “street name,” please refer to the voting instruction form provided with this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC. April 21, 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333000000000001000 5 042122 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Three Class III Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Deborah Borg Jeffrey Kramer, Ph. D. Anderson D. Warlick INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN 2. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022. 3. Hold a Non-binding advisory vote to approve executive compensation. NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2021 Annual Report to Stockholders. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark here if you plan to attend the meeting. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. 100 North Point Center East Alpharetta, Georgia 30022-8246 COMMON STOCK PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting of Stockholders, April 21, 2022 The undersigned hereby appoints RICARDO NUÑEZ and R. ANDREW WAMSER, Jr., and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the “Company”) held of record by the undersigned on March 1, 2022, at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. Eastern Time, on Thursday, April 21, 2022, and any adjournment or postponement thereof. If no designation is made, the proxies will vote the shares as the Board of Directors recommends: “FOR” the election of each of the director nominees named in Proposal 1, and “FOR” Proposals 2 and 3. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC. April 21, 2022PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Cardare available at www.swmintl.com Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20333000000000001000 5 042122 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Three Class III Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Deborah Borg Jeffrey Kramer, Ph. D. Anderson D. Warlick INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method. 2. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022. 3. Hold a Non-binding advisory vote to approve executive compensation. FOR AGAINST ABSTAIN NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2021 Annual Report to Stockholders. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark here if you plan to attend the meeting. Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.